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                                                                   EXHIBIT 10.12

 CONFIDENTIAL TREATMENT REQUESTED, CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE
                   BEEN SEPARATELY FILED WITH THE COMMISSION.

                  EMAGEON UV, INC. MASTER TERMS AND CONDITIONS
                              ENTERPRISE AGREEMENT


THIS EMAGEON ENTERPRISE AGREEMENT (the "Agreement") is made this 5th day of May, 2004 (the "Effective Date"), by and between EMAGEON UV, INC. ("Emageon"), whose principal place of business is at 1200 Corporate Drive, Suite 400, Birmingham, Alabama 35242, and ASCENSION HEALTH, ("Ascension Health") whose principal place of business is at 4600 Edmundson Road, St. Louis MO. 63134. The parties have structured this Agreement to permit Ascension Health and the Ascension Affiliates, as defined in Section 1.1, to purchase Emageon's products and services upon the terms and conditions contained herein. An Order Addendum will be executed between Emageon and either Ascension Health or an Ascension Affiliate to detail specifics regarding the products and services purchased. Throughout this Agreement, the term "Customer" shall refer to any Ascension Affiliate that is bound by the terms and conditions of this Agreement. Ascension Health shall have no liability or obligations (financial or otherwise) under this Agreement or on behalf of an Ascension Affiliate, unless otherwise specifically set forth in this Agreement or if the Order Addendum is in the name of Ascension Health.

1. DEFINITIONS. As used in this Agreement and in addition to any other terms defined herein, the following defined terms will have the following meanings:

         1.1. "Ascension Affiliate" means any entity in or with which Ascension Health: (i) is its sole corporate member; (ii) owns more than a 20% ownership interest; (iii) has voting control of the membership interests or managing board; (iv) has an agreement to manage the entity's operations; (v) has officially deemed the entity to be an affiliate via contractual arrangement or memorandum of understanding which agreement or memorandum is not solely for the purpose of providing access to the special corporate discounts; or (vi) has a contract to provide data processing services which are not solely for the purpose of providing access to the special corporate discounts. In addition, Ascension Affiliate shall include any entity which is part of a chain of entities all related in a manner described in items (i) through (vi) above.

         1.2. "Ascension Ministry" means a group of Ascension Affiliates that have been designated by Customer as an Ascension Ministry.

         1.3. "Clinical Information System" means an enterprise or departmental electronic health record or departmental information system (e.g. Radiology Information System) which would require the presentation of medical images.

         1.4. "CPI" means annual percentage increase set forth in the United States Department of Labor Consumer Price Index, all Urban Consumers, U.S. city average, all items with an index base period of (1982-1984= 100).

         1.5. "DICOM" means Digital Imaging and Communications in Medicine and is the industry standard for transferring radiological images and other medical information between computers. Patterned after the Open System Interconnection of the International Standards Organization, DICOM enables digital communication between diagnostic and therapeutic equipment and systems from various manufacturers.

         1.6. "Eligible User Population" means all Customer employees, agents, independent contractors, and customers who Customer authorizes to access the SYSTEM.

         1.7. "Emageon Software" means all computer programming/formatting code or operating instructions created and/or designed by Emageon. Emageon Software includes, but is not limited to, any files necessary to organize, manage, store, transfer, visualize, and retrieve DICOM images or HL7 messages, and similar functions and underlying technology or components, such as image processors, image compression, interface programs that link other programs, customized graphics manipulation

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                  engines, and menu utilities, whether in database form or
                  dynamically driven, all as created and/or designed by Emageon and as set forth in Attachment B of each Order Addendum.

         1.8. "Facility" means a location utilizing the SYSTEM that is an Ascension Affiliate and part of an Ascension Ministry. Facilities shall be designated in each Order Addendum.

         1.9. "First Productive Use" means the date when Emageon certifies to Customer that the SYSTEM is fully capable of performing its functions pursuant to its specifications.

         1.10. "Hardware" means the hardware components necessary for the operation of the SYSTEM as set forth in Attachment B of each Order Addendum.

         1.11. "Hardware Installation Acceptance" means, unless otherwise provided herein or in the respective Order Addendum, the date Emageon certifies completion of installation of the Hardware in accordance with the mutually agreed upon written installation schedule and plan. If Emageon is prevented from installing the Hardware in accordance with the mutually agreed upon written installation schedule due to Customer's inability to take delivery, or begin installation of the Hardware, the Hardware Installation Acceptance shall be fifteen (15) days after the agreed upon written installation schedule.

         1.12. "Implementation Services" means those activities associated with the installation and integration of the SYSTEM and described in the respective Installation Plan and as outlined in Exhibit A hereto.

         1.13. "Installation Acceptance" means the SYSTEM has been installed and tested for a period of thirty (30) days from First Productive Use and has been found to be functional and capable of performing the functions that it is intended to perform when operated by a knowledgeable operator under specified operating conditions. Upon completion of the thirty (30) day testing period, Installation Acceptance shall be effective. If any nonconformity of the SYSTEM is discovered by the Customer during the thirty (30) day test period, Customer shall notify Emageon in writing immediately upon the discovery of such nonconformity and Emageon shall make every effort to correct such nonconformity within ten (10) days unless another period of time is mutually agreed upon by both parties and evidenced in writing signed by both parties. Should Emageon be prevented from installing the SYSTEM in accordance with the mutually agreed upon written Installation Plan due to delays caused solely by the Customer then the SYSTEM shall be deemed installed and accepted forty-five (45) days after the agreed upon Installation Acceptance date as set forth in the Installation Plan. Upon Installation Acceptance, Emageon shall invoice the respective Customer for all fees associated with the Installation Acceptance. Should Installation of the SYSTEM be delayed solely due to the fault of the other party, the delayed party may recover from the delaying party actual expenses incurred as a direct result of such delay.

         1.14. "Installation Plan" means the mutually agreed upon series of milestones that must be accomplished and the target dates for such milestones. A sample installation plan is set forth in Exhibit F. A custom installation plan shall be developed for each Customer Facility within two weeks, or as mutually agreed upon, of the execution of an appropriate Order Addendum and each such custom installation plan shall be incorporated into the appropriate Order Addendum.

         1.15. "Integrating the Healthcare Enterprise" (IHE) is a joint initiative by the Radiological Society of North America (RSNA) and the Healthcare Information and Management Systems Society (HIMSS), focused on improving the way computer systems in healthcare share information. IHE promotes coordinated use of established communications standards such as DICOM and HL7 to address specific clinical needs in support of efficient patient care. A dynamic and evolving standard, IHE members submit, negotiate and agree upon implementation profiles to be used for transactions allowing medical images and patient data to be shared across an enterprise.

         1.16. "Intellectual Property Rights" means any and all rights existing from time to time in any jurisdiction under patent law, copyright law, moral rights law, trade-secret law, semiconductor chip protection law, trademark law, unfair competition law, or other similar rights.

         1.17. "Material Breach" means that either party fails to carry out its obligations as set forth in this Agreement. Examples of Material Breach include, but are not limited to, the failure of the SYSTEM to perform

                             EMAGEON ENTERPRISE AGREEMENT 03.25.04 PAGE 2 OF 59
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                  substantially in accordance with the documentation such that the operations of the Customer are impacted OR the failure of the Customer to make undisputed payments.

         1.18. "Modality" means a medical acquisition device such as Magnetic Resonance, Computed Tomography, Nuclear Medicine, Ultrasound and the like used in clinical departments such as Radiology and Cardiology.

         1.19. "Order Addendum" means the document in substantially the form of Exhibit I attached hereto that will be executed by Emageon and a Customer for each order of Hardware, Software, Implementation Services, and Professional Services.

         1.20. "Professional Services" means those activities requested by Customer that are beyond the scope of the Implementation Services and Support Services as set forth in Exhibit B of each Order Addendum. An example of Professional Services would be migration of legacy data. Professional Services fees are billed separately from the SYSTEM fees and shall be set forth in a separate Statement of Work. Professional Services will be provided to Customer at the Professional Services Rates.

         1.21. "Professional Services Rates" means those rates for professional services as set forth in Exhibit J hereto.

         1.22.    "Services" means use of and access to the SYSTEM.

         1.23. "Software" means the combined Emageon Software and Third Party Software.

         1.24. "Study" means an imaging service or procedure request with a DICOM Study Instance Unique Identifier, which may consist of multiple series from multiple modalities.

         1.25. "SYSTEM" means the Emageon Software, Third Party Software and Hardware as generally set forth in Attachment B of each Order Addendum.

         1.26. "System Upgrades" means any improvement in the Software that enhances or modifies the basic function of the Software or any new software that Emageon markets as a replacement of or upgrade to the Software.

         1.27. "System Updates" means any improvement in the Software that relates to operating performance but does not alter the basic function of the Software.

         1.28. "Third Party Software" means all computer software created by a third party (whether supplied in this Agreement or licensed during the term hereof) in which the intellectual property rights are not owned by Emageon, including without limitation, any computer software specified as such in Attachment B of each Order Addendum.

         1.29. "Total Accountability Services" means the highest level of Emageon Service and Support options for software and hardware, including but not limited to; extended service hours, additional consulting and analysis services, system monitoring capabilities, additional training services, integration services, business and financial performance metrics and reporting.

2.       EMAGEON OBLIGATIONS.

         2.1. Emageon shall provide Customer with use of the SYSTEM, which shall be installed by Emageon in accordance with Exhibit A and Attachment E of each Order Addendum and supported through the term of this Agreement in accordance with Exhibit B.

         2.2. Emageon agrees to work in good faith with Customer and the Customer's Clinical Information Systems vendors, including but not limited to those Clinical Information System vendors listed on Exhibit K, to interface the SYSTEM with the Customer's Clinical Information Systems. The appropriate fees for such interface shall be agreed upon by both parties and shall be set forth in the respective Order Addendum. In no case shall the fees exceed the Professional Services Rates.

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         2.3.     Within thirty (30) days of the execution of this Agreement,
                  Emageon shall name a relationship manager to be the primary point of contact for all joint activities.

         2.4. Emageon agrees to provide as part of the SYSTEM, at no additional cost to Customer full-motion video functionality for angiography and ultrasound for Radiology use by July 31, 2004. Also, Emageon agrees to provide as part of the SYSTEM, at no additional cost to Customer, application programming interface software which integrates the Ultravisual viewer into Clinical Information Systems to permit launching of a study from within such Clinical Information System by July 31, 2004. Note that there are separate Professional Services fees for viewer launching integration with Clinical Information
                  Systems: $10,000 for viewer launching integration and $10,000 for HL7 Study Arrival / Deletion notification. Failure of Emageon to achieve the results in a commercially acceptable fashion within the timeframes set forth above, shall result in Emageon paying Customer liquidated damages equal to $25,000.00.

         2.5. Emageon intends to provide basic * * * functionality by March 31, 2006 to be priced at mutually agreed to rates. As of the date of this Agreement, Emageon supports * * * within the Ultrastructure Software. However, should Emageon not provide the * * * functionality as intended, there shall be no recourse to Emageon or this Agreement.

         2.6. Emageon agrees to work with Ascension to develop the proper platform and network configuration to enable an infrastructure that will allow multiple, geographically dispersed Facilities to share efficiently in a single common archive. This solution must allow for proper security and scalability to support a multiple Facility implementation and comply with regulatory constraints and common industry practices on medical record access.

         2.7. Emageon represents and warrants that it will continuously provide support for and be actively engaged in research and development with respect to the SYSTEM for a period that is the lesser of: (i) the term of this Agreement and any amendments thereto; or (ii) ten (10) years from the Effective Date. The foregoing support shall be provided to Customer at no additional charges to Customer except for fees set forth herein.

         2.8. While at the Customer locations, Emageon and Emageon employees, agents and subcontractors ("Emageon Personnel") shall (1) comply with reasonable requests, standard rules and regulations of Customer regarding personal and professional conduct (including the wearing of a particular uniform, identification badge, or personal protective equipment and adhering to health care facility regulations which in some instances may include health screening and testing, and general safety practices or procedures) generally applicable to such locations and (2) otherwise conduct themselves in a businesslike manner. In the event that Customer determines in good faith that the continued assignment to the project of one or more persons is not in the best interests of Customer (and provided the basis for such determination is not prohibited by law), Customer shall consult with Emageon to that effect. Upon such consultation, Emageon shall have a reasonable period of time in which to investigate the matters stated in such notice, discuss its findings with Customer and resolve the problems with such person. If, following such period, Customer requests replacement of such person, Emageon shall replace that person with another person of suitable ability and qualifications. However, where Customer notifies Emageon that Customer has determined that the nature of the concern is such that such person should be removed immediately from Customer's account, Emageon shall immediately remove such individual(s) from Customer's account pending such investigation and discussion. In any event, any request by Customer to remove an individual from Customer's account shall not be deemed to constitute or require a termination of such individual's employment by Emageon and in no event shall Customer be deemed an employer of any such person. Notwithstanding the foregoing, in no event shall Emageon be required to remove a person from the project under this Section if Emageon believes in good faith that doing so might subject Emageon to legal liability for so doing, provided that Emageon provides Customer with the rationale for its belief.

3.       CUSTOMER OBLIGATIONS.

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         3.1.     Customer shall have full responsibility for preparing,
                  maintaining and supporting those Modalities not provided by Emageon in Attachment B of each Order Addendum. This includes, but is not limited to, preventative maintenance, quality control, following clearly defined technique and acquisition procedures, and generally maintaining the system such that it operates to its manufacturer's most recent specifications. Further, the Customer is responsible for insuring these Modalities are prepared to begin transmitting, and can appropriately deliver DICOM data to the SYSTEM in the format provided for by Emageon. In the event Emageon needs to provide additional DICOM integration services, for non-standard DICOM integrations, additional Professional Service fees will apply. Emageon may, in certain circumstances, provide for, as identified in Attachment B of each Order Addendum, a DICOM interface device to the legacy, non-DICOM Modality. In this event, those DICOM interface devices will be maintained by Emageon in accordance with Emageon's responsibilities identified in Exhibit B. Professional Services charges will apply for standard DICOM modality integrations occurring outside the scope of this Agreement.

         3.2. Customer shall have full responsibility for preparing, maintaining and supporting its information systems such as its hospital information system, radiology information system and any interface devices used to consolidate the information systems. Typical support costs for these information systems, which are the responsibility of the Customer, include general maintenance, adding extra connectivity points and upgrades and updates to those information systems.

         3.3. Customer shall have full responsibility for preparing, maintaining and supporting the necessary infrastructure required to operate the SYSTEM. This includes, but is not limited to, facilities, both wide area and local area networks, heating and cooling systems, and electrical and other energy sources, including uninterruptible power systems and electrical back-up devices.

         3.4. Customer shall be responsible for preventing any virus infections, security breaches, and other disabling events ("Disabling Event") from damaging the SYSTEM. Consequently, Customer shall use a reliable and commercially accepted virus detection system on any software and hardware that interfaces to the SYSTEM. Customer must also have in place antivirus and information systems security policies and procedures. In the event that the SYSTEM is subject to a Disabling Event, Customer shall immediately notify Emageon and Emageon shall work with Customer in order to bring the system back to pre-Disabling Event status. All time, materials and expense involved with Emageon's investigation, planning and execution of a SYSTEM rebuilding plan shall be billed separately to Customer at the Professional Services Rates. Additionally, any SYSTEM down time attributable to a Disabling Event shall not count against non-scheduled down time. Not withstanding the foregoing, however, any Disabling Event resulting from an act or omission committed in breach of Emageon's obligations as set forth in this Agreement shall be remedied by Emageon at no cost to Customer and any SYSTEM downtime attributable to such a Disabling Event shall count against non-scheduled downtime.

         3.5. Software Upgrades. Customer agrees that they will install all Software Upgrades to the Emageon Software such that they are never behind more than the version that was generally in release * * *.

         3.6. Within thirty (30) days of the execution of this Agreement, Customer shall name a relationship manager to be the primary point of contact for all joint activities.

4.       USE AND ACCESS TO THE SYSTEM.

         4.1. Subject to the terms, conditions and limitations set forth in this Agreement, Emageon grants Customer and the Eligible User Population a non-transferable perpetual right to access and use the Software ("Perpetual License"). The rights granted hereunder include without limitation the right to reproduce or copy all or any portion of the Documentation included with the SYSTEM in machine-readable or printed form as determined by Customer to be reasonably required for its own internal data processing needs. Customer may make and use as many copies of the Software as are reasonably appropriate only for archival, backup and recovery purposes. In connection with Emageon performing the Services, Emageon may develop modifications to the Software and/or new software programs (collectively, the

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                  "Developed Software"). Emageon reserves all rights to the
                  Developed Software, including, but not limited to, all Intellectual Property Rights therein. Emageon hereby grants to Customer a non-exclusive, non-transferable right to use the Developed Software solely for use with the SYSTEM and subject to the rights set forth in this Section 4.

         4.2. The right to use the SYSTEM granted hereunder and the terms and conditions of this Agreement shall cover all custom Software and related Documentation developed on a time-and-materials or flat-fee basis by Emageon at Customer's request.

         4.3. Customer will not remove any proprietary notices of Emageon or third parties found in or on the Software. The Emageon Software in both object and source code form, and all rights to the Emageon Software, including but not limited to the Intellectual Property Rights therein, are and will remain the exclusive property of Emageon. Customer will have no claim of ownership to the Intellectual Property Rights in the Emageon Software or any Third Party Software. Customer will have no right to sublicense either the Emageon Software or the Third Party Software or allow access to the SYSTEM to unauthorized users. All data-source documents provided by Customer and all output based upon those documents shall remain Customer's property.

         4.4. Customer and Emageon acknowledge and agree that the provisions of this Agreement do not prohibit Customer from utilizing a third party to manage and operate the SYSTEM on its behalf ("Outsourcer"). Outsourcer shall have all the rights granted to Customer herein solely for the purpose of providing services to and making the SYSTEM available for Customer's use.

5.       PAYMENTS.

         5.1. Fees. Pricing as set forth in Attachment C of each Order Addendum is calculated based upon information provided and approved by Customer as set forth in the Site Survey attached as Attachment A of each Order Addendum. Should Customer add equipment, Emageon shall work with Customer in good faith to determine whether any additional charges should apply to a change in its equipment configuration from that set forth in Attachments A and B of each Order Addendum.

         5.2. Overage Fees. Customer agrees that should a Facility 1) bring up a Modality type (* * *) that was not described in the Facility's executed Order Addendum or, 2) open an additional facility that is not on contiguous land to the Facility or, 3) acquire, merge, provide or share services with other health entities that are not a part of Facility as of the effective date of their respective Order Addendum, thereby increasing its study volumes above those set forth in Attachment C of the respective Order Addendum, Emageon may charge an Overage Fee equal to the study volume in excess of the projected study volume multiplied by the actual price per study of the Ultrastructure Software and Maintenance fees for that Facility.

                  In the event that the study volumes increase by more than twenty percent (20%) for any reason other than those as set forth above in any year over the projected study volumes for that year as set forth in Attachment C of the respective Order Addendum, Emageon may charge an Overage Fee equal to the study volume in excess of twenty percent (20%) of the projected study volume multiplied by the actual price per study of the Ultrastructure Software and Maintenance fees for that Facility. Payment for such overages, if any, shall be considered one-time annual fees due to Emageon within thirty
                  (30) days of completion of such usage audit. Overage calculations and related fees for any given year are independent of overage calculations and related fees for any other year. Customer also acknowledges that it may be required to purchase additional hardware in order to support such overage.

         5.3. Billing. Emageon will bill Customer for all fees and expense reimbursements due under the terms of this Agreement as set forth in Exhibit C and in Attachment C of each Order Addendum. Unless otherwise specified in this Agreement or an Order Addendum, Customer will pay the undisputed amount of such bill within thirty (30) days after the date of such bill. For each year of this Agreement, Emageon will bill Customer the annual fee on a pro rata monthly basis. Within forty-five (45) days of the end of each year of this Agreement, Emageon and Customer will perform an audit of the prior

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                  year's actual billable amounts. Subject to Section 5.2 above, any amounts due Emageon after the audit will be due thirty
                  (30) days after the date of the completion of the audit.

         5.4. Late Fees. Emageon may assess Customer a late fee of 1% per month (not to exceed the maximum allowed under state law) on all undisputed balances not paid when due.

         5.5. Disputes. Any fees subject to reasonable dispute by Customer, provided that Customer has notified Emageon in writing of the basis for the dispute within 30 days of date of disputed invoice, will not be subject to monthly late fees or be used as a basis for suspending the services. Should dispute not be settled by members of the respective accounting departments within 30 days of Emageon's receipt of notice of disputed invoice, a face to face negotiation shall be conducted by senior executive representatives of Emageon and Customer. Should the executive representatives be unable to resolve such dispute within fourteen (14) days, either party may then seek all remedies available at law. Should either party institute an appropriate suit, the non-prevailing party in such suit shall be responsible for any and all associated costs, including reasonable attorney's fees.

         5.6. Professional Service Fees. The Professional Service Rates shall apply for all services rendered by Emageon which are outside the scope of this Agreement. Reasonable and customary expenses incurred by Emageon while engaged in such work, including without limitation, expenses incurred for travel, including local transportation, lodging and meals in accordance with Exhibit E, will be billed to Customer at Emageon's actual cost. Best efforts will be made by Emageon so that no Fees outside the scope of this Agreement are incurred without the prior written approval of the Customer.

         5.7. Renewal Term Fees. For each renewal term, the Annual Support and Maintenance fees for the Ultrastructure and/ or DICOM Cache Manager Software License Fees shall be calculated based upon the average annual projected volume for such Renewal Term as defined in Section 12.1. The fees for the annual Support and Maintenance for both the Ultrastructure and/ or DICOM Cache Manager Software as well as the Ultravisual Software shall continue at the rates set forth in this Exhibit C plus an adjustment to reflect the CPI for the twelve (12) months immediately preceding the effective date of the Renewal Term or five percent (5%), whichever is lesser. All other appropriate service fees as set forth herein shall be billed to Customer at the then-current rates in accordance with the terms of Exhibit C.

         5.8. Expenses. Customer will pay or reimburse Emageon for any reasonable out-of-pocket expenses, including, without limitation, travel and travel-related expenses, incurred by Emageon in connection with the implementation and support of the SYSTEM pursuant to Emageon's expense and travel policy attached hereto as Exhibit E.

         5.9. Taxes. Customer will pay all sales, use, transfer, privilege, excise, charges, surcharges or other taxes, and all duties, whether international, national, state or local, however designated, which are levied or imposed by reason of the transactions contemplated hereby (collectively, the "Taxes"); excluding, however, income taxes on profits which may be levied against Emageon. Customer will pay the amount of any Taxes applicable to the transactions contemplated hereby, or in lieu thereof, Customer will provide Emageon with a tax exemption certificate acceptable to the applicable taxing authorities. Customer will indemnify and hold Emageon harmless from and against any and all losses, damages, penalties, costs and expenses, including legal and accounting fees, incurred or suffered by Emageon which result from or arise out of any liability or taxes arising from a failure to pay Taxes under this Agreement.

         5.10. Most Favored Customer. Emageon represents that, upon execution of this Agreement, Emageon has granted no more favorable pricing to a "Comparable Purchaser". A "Comparable Purchaser" is a purchaser of products and/or services where the following conditions apply: (i) the type of contract is similar to the nature of the relevant Customer contract (e.g., Managed Use Agreements will not be compared to Perpetual License Agreements); and (ii) the respective study volumes and number of Facilities, in the aggregate, are not greater than ten percent (10%) of Customer's similar factors. Emageon and Customer agree to conduct an annual assessment on pricing terms with respect to future contracts, including those between Emageon and Customer and those entered into with other Comparable Purchasers, for the purpose of ensuring Customer is receiving a "Most Favored Customer"
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                  pricing status with respect to Comparable Purchasers. This evaluation shall be concluded by a certification from Emageon's Chief Financial Officer of the findings of the review and the review shall be subject to audit, by a mutually agreed-to independent third party under a duty of confidentiality to Emageon only to report compliance or noncompliance to Customer at Customer's expense; provided, however, that if as a result of such review it is determined that Emageon has not honored the terms of this provision, Emageon shall reimburse Customer for the costs of such audit. Comparable Purchasers shall exclude * * *. This clause will only apply to newly executed Order Addendums and will not be applied retroactively to signed or existing revenue producing contracts. Further, the obligation for Most Favored Customer pricing shall cease upon the earlier of (a) June 30, 2006; (b) the date Ascension Health or one of its Affiliates has been found to have materially breached or defaulted in the performance of any of its obligations under the Agreement; (c) the termination of the Agreement; or (d) the termination of the Exclusive Agreement clause (Section 15.3).

6. RECORDS.

         6.1. Customer shall keep reasonably accurate records for a period of one (1) year after the close of each calendar year during the term of this Agreement sufficient to allow Emageon to determine the amount of fees to be paid by Customer to Emageon. Such records shall be open to inspection, upon five
                  (5) days prior notice to Customer, by Emageon or an independent certified public accountant retained by Emageon at its own expense; provided, however, that if as a result of such audit it is determined that Customer has underpaid fees by an amount greater than ten percent (10%), Customer shall reimburse Emageon for the costs of such audit. Emageon reserves the right to access Customer's SYSTEM in order to audit the SYSTEM and verify the number of Studies stored. Emageon will not adversely effect the clinical operations of the SYSTEM whenever it gains access to the SYSTEM. The scheduling of all such access shall be mutually agreed upon.

7.       PROPRIETARY INFORMATION.

         7.1. Definitions. For purposes of this Agreement, (a) "Confidential Information" means any data or information of a party that is valuable to such party or its owner and is not generally known by the public, other than Trade Secrets; (b) "Trade Secrets" means any information of a party including, but not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, the Software or any Third Party Software, product plans, or a list of actual or potential customers or suppliers which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; and (c) "Proprietary Information" means Confidential Information and Trade Secrets.

         7.2. Non-Disclosure. Each party acknowledges that during the term of this Agreement, the other party may be providing certain of its Proprietary Information to such party, including but not limited to the SYSTEM, which will be maintained by Emageon, and the DICOM images provided by Customer to Emageon. Each party will take reasonable precautions necessary to safeguard the confidentiality of the Proprietary Information of the other party, including those taken by such party to protect its own Proprietary Information. Without limiting the foregoing, each party agrees that it shall not, without the prior written consent of the other party, directly or indirectly, copy, disclose, distribute, publish, reproduce, decompile, reverse engineer, transfer or make use of the Proprietary Information of the other party except in connection with the rights granted under this Agreement. Nor shall either party disclose the contents of this Agreement, pricing in connection with this Agreement, or the content of any Emageon proposal materials to any third parties except for outside legal counsel and/or accountants; provided, however, that should it become necessary to disclose said information to a third party, the disclosing party shall notify the non-disclosing party, in writing, in advance and the third party shall execute the non-disclosing party's non-disclosure agreement before the disclosing party discloses said information. Emageon recognizes that relevant Proprietary Information may be shared by and between Ascension Health and Ascension Affiliates provided such individuals agree to be bound by the terms of Non-Disclosure set forth in this
                  Section 7.

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         7.3.     Unauthorized Disclosure. If an unauthorized use or disclosure occurs, such party will immediately notify the other party and assist the other party in recovering its Proprietary Information and preventing its subsequent unauthorized use or dissemination. However, the restrictions of this Agreement on use and disclosure of Proprietary Information shall not apply to information that:

                  (a) is in the possession or control of the non-disclosing party at the time of its disclosure hereunder;

                  (b) is, or becomes, publicly known through no wrongful act of non-disclosing party;

                  (c) is received by non-disclosing party from a third party free to disclose it without obligation to the disclosing party; or

                  (d) is independently developed by non-disclosing party without the use of any Proprietary Information.

         7.4.     Term of Non-Disclosure. The restrictions set forth in this
                  Section 7 shall continue (i) with respect to the Trade Secrets for as long as such information continues to be a Trade Secret under applicable law, and (ii) with respect to Confidential Information, during the term of this Agreement and for a period of five (5) years from the date of its expiration or termination.

         7.5. Use of Customer Proprietary Information. Customer grants to Emageon the non-exclusive right to use Customer's Proprietary Information (including any data) obtained under this Agreement for Emageon's internal purposes in order to perform the Services and as otherwise set forth in this Agreement. Nothing in this paragraph shall limit Emageon's obligations under this
                  Section 7 in any way.

         7.6. Use of Enhancements, Discoveries, Processes. All customized or custom computer software programs developed by Emageon at Customer's request, and all materials furnished by Emageon in conjunction with such programs, shall be the exclusive property of Emageon, but Ascension Health and Ascension Affiliates shall receive a license to use, copy and modify them without any additional or incremental charges for their internal purposes.

         7.7. Confidential Information shall not include any protected health information. Such information shall only be governed by the terms of Exhibit D, the Business Associate Agreement

8.       CUSTOMER INDEMNIFICATION.

         8.1. In addition to the other obligations of indemnification stated herein, Customer will indemnify and hold Emageon and its affiliates, officers, directors, employees, agents and representatives harmless from and against all damages, costs, expenses, and liabilities, including without limitation, reasonable attorneys' fees and expenses, from any third party claim of any kind against Emageon arising, in whole or in part, from (a) Customer's negligence or willful misconduct arising under this Agreement and (b) Customer's use of the data accessed through the SYSTEM.

9.       EMAGEON WARRANTIES AND INDEMNIFICATION.

         9.1. Emageon grants Customer the limited, nontransferable warranty that the Services will be (i) performed in a workman-like manner in accordance with normally accepted industry standards, and (ii) performed by qualified personnel. If Emageon fails to satisfy the foregoing warranty, then Customer will notify Emageon in writing of such failure as soon as reasonably practicable but in no event later than * * * after completion of the Services.

         9.2. Emageon represents and warrants that it either owns or has the right to grant the rights set forth herein, and that the Emageon Software does not infringe any third party copyright, patents, trade secrets, or other proprietary rights, enforceable in the United States. Emageon's sole liability for any breach of the foregoing representations will be to indemnify, defend, and hold Customer and its Eligible User Population harmless from and against any and all losses, damages, penalties, costs and expenses, including legal and accounting fees, and to pay any final judgment or settlement of any claim incurred or suffered by Customer which results from or arises out of any claim or liability that the Emageon Software infringes any third party copyright, patent, or other proprietary rights enforceable in the U.S. or misappropriates any third party trade secret enforceable in the U.S. (individually, an "Indemnified

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
                  Claim" and collectively, the "Indemnified Claims"). The Indemnification set forth in this Section is contingent upon Customer promptly notifying Emageon of an Indemnified Claim, Emageon having the sole authority to defend or settle the Indemnified Claim, and receiving the reasonable assistance of Customer in connection therewith at Emageon's expense. Notwithstanding the foregoing, Emageon will have no indemnification obligation hereunder with respect to any claim based on (i) use of the Emageon Software except in accordance with this Agreement and Emageon's written instructions, (ii) the combination of the Emageon Software with any other software or hardware, unless as directed or approved by Emageon (iii) modifications of the Emageon Software not made by Emageon, or (iv) Customer's failure to implement changes recommended by Emageon, that do not materially alter the functionality or degrade performance of the SYSTEM, if the infringement would have been avoided in the absence of such combination, modifications or failure to implement recommended changes. If the Emageon Software is finally determined by a court of competent jurisdiction to constitute an infringement of any third party patent, copyright or other proprietary right enforceable in the U.S. or a misappropriation of a third party trade secret and Customer's use of the SYSTEM is enjoined, Emageon will either (i) procure the right for Customer to continue to use the SYSTEM as contemplated hereunder, or (ii) replace or modify the SYSTEM with a version thereof that is not infringing and that does not materially alter the functionality or degrade the performance of the System. If a court of competent jurisdiction determines that none of these alternatives is reasonably available, Customer agrees that Emageon may terminate Customer's and its employees' access to the SYSTEM in accordance with the conversion and termination provisions as set forth by such court. In the event of such termination, Emageon agrees to refund License fees based on * * * and all other fees pre-paid by Customer and unearned by Emageon on the date of final determination by a court of competent jurisdiction of such infringement. This Section states the entire liability of Emageon with respect to infringement or misappropriation of any third party Intellectual Property Rights by the Emageon Software and Emageon will have no additional liability with respect to any alleged or proven infringement. Emageon will pass to Customer all appropriate warranties and indemnification provisions from third-party suppliers.

         9.3. In addition to the other obligations of indemnification stated herein, Emageon will indemnify and hold Customer and its affiliates, officers, directors, employees, agents and representatives harmless from and against all damages, costs, expenses, and liabilities, including without limitation, reasonable attorneys' fees and expenses, from any third party claim of any kind against Customer arising, in whole or in part, from (a) Emageon's negligence or willful misconduct arising under this Agreement and (b) Emageon's use of the data accessed through the SYSTEM.

         9.4. Emageon shall provide, at no charge to Customer, Customer with updates or new versions to make the Software comply with: (i) all generally applicable federally mandated regulatory changes and state mandated changes; (ii) changes to the DICOM standards or substitute standards generally adopted or employed by the health care industry; (iii) changes to the HL7 standards or substitute standards generally adopted or employed in the health care industry; and (iv) the general adoption in the healthcare industry of any standard relating to the creation, storage, transmission, or viewing of health care images or data supported by the SYSTEM.

         9.5. Emageon represents and warrants that the Software will be the latest available releases, and that future releases and engineering changes to the Software will not degrade performance or remove functionality. Emageon warrants that the SYSTEM will meet or exceed its published specifications.

         9.6. Emageon represents and warrants that the Software as delivered to Customer neither contains nor shall contain any "Disabling Code" or "Unauthorized Code." As used in this paragraph the term "Disabling Code" means any code, routine, or procedure that has the effect of terminating or disabling execution of the Software. As used in this paragraph, the term "Unauthorized Code" means any virus, Trojan horse, worm, or other code, routine, or procedure that (i) permits unauthorized access to data, software, or systems; or (ii) disables, erases, or otherwise damages software, hardware, or data.

         9.7. Emageon warrants and represents that the occurrence in or use by the SYSTEM of any dates, including, without limitation, any date with a year specified as "99" or "00," regardless of other meanings attached to these values, and any date before, on, or after January 1, 2000 ("Millenial Dates") will not adversely affect its performance with respect to date-dependent data, computations,

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

                  output, or other functions (including, without limitation, calculating, comparing, and sequencing) and that the SYSTEM will create, store, process, and output information related to or including Millenial Dates without errors or omissions and at no additional cost to Customer. At Customer's request, Emageon will provide sufficient evidence to demonstrate the adequate testing of the SYSTEM to meet the foregoing requirements.

         9.8. Emageon agrees to work with each Facility to establish a mutually agreeable performance expectation for the speed of accessing and viewing the first image on the client workstation monitor ("Response Time Service Level"). In each Order Addendum, the Facility and Emageon shall mutually agree to criteria for monitoring and measuring the Response Time Service Level as is appropriate for such Facility's implementation. The variables for this speed shall include but are not limited to workstation capabilities and LAN specifications set forth in the respective Order Addendum. In the event that Customer workstation performance falls below the performance expectation, in accordance with the Order Addendum, Emageon will evaluate the cause of such diminished performance and, at its cost, implement necessary modification to allow Customer to achieve the mutually agreed upon performance level. If Customer wishes to implement changes to the Site Survey Specifications as set forth in the Order Addendum, then Emageon shall provide new workstation and LAN specifications to Customer and continue to honor the Response Time Service Level.

                  9.8.1. Unless otherwise specified in the Order Addendum, the Diagnostic Viewstation shall display the first image of a fully processed, locally available, unread study request within * * *. Provided, however, the recommended specifications listed in the table below are in place.

---------------------------------------------------------------------------------
LOCAL AREA NETWORK                        RECOMMENDED
---------------------------------------------------------------------------------
Within PACS Computer Room                 100BaseT Switched
                                          Two 1000BaseT multi-media fiber modules
                                          with SC connection for Archive
---------------------------------------------------------------------------------
Backbone between PACS Computer Room       1000BaseT
and Radiology Department
---------------------------------------------------------------------------------
Modalities and CR Devices                 10BaseT or 100BaseT Switched
---------------------------------------------------------------------------------
Diagnostic Viewstations                   1000BaseT Switched
---------------------------------------------------------------------------------
Non Diagnostic and Web Viewing            100BaseT Switched
---------------------------------------------------------------------------------
Secure remote LAN access                  VPN for remote diagnostic users
---------------------------------------------------------------------------------

                  Note: Diagnostic performance criteria above assumes compliance with the recommended specifications for Diagnostic Viewstation.

10. CUSTOMER WARRANTY. Customer represents and warrants that: (i) Customer is the owner, valid licensee, or authorized user of all data provided to the SYSTEM and/or Emageon under this Agreement from whatever source; and (ii) the use of Customer's data by Emageon as set forth in this Agreement will not infringe the Intellectual Property Rights of any third party or constitute a misappropriation of any third party trade secrets, or constitute a defamation, invasion of privacy, or violation of any right of publicity or other third party right. Customer will indemnify and hold Emageon harmless from and against any and all losses, damages, penalties, costs and expenses, including legal and accounting fees, incurred or suffered by Emageon which result from or arise out of any claim or liability arising as a result of a breach of this Section.

11. DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY INDICATED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES, CONDITIONS OR REPRESENTATIONS TO THE OTHER PARTY WITH RESPECT TO THE EMAGEON SOFTWARE, THE THIRD PARTY SOFTWARE, THE SYSTEM, THE SERVICES PROVIDED HEREUNDER, THE DATA, OR OTHERWISE, WHETHER ORAL OR WRITTEN, EXPRESS, IMPLIED OR STATUTORY. WITHOUT LIMITING THE FOREGOING, ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY, THE IMPLIED WARRANTY OR CONDITION OF FITNESS FOR A PARTICULAR PURPOSE, AND THE IMPLIED WARRANTY OF NONINFRINGEMENT ARE EXPRESSLY EXCLUDED AND DISCLAIMED.

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12.      TERM AND TERMINATION.

         12.1. The term of this Agreement shall commence on the Effective Date and continue in effect for a period which shall expire with the expiration of the last effective Order Addendum executed hereunder. Each Order Addendum shall have an initial term of sixty (60) months ("Order Addendum Initial Term") and shall automatically renew for additional ninety (90) day successive terms or of a length as agreed upon in writing by both parties (each a "Renewal Term"), unless either party provides written notice to the other party at least ninety
                  (90) days prior to the end of the then-current term of its intent not to renew the term of such Order Addendum.

         12.2. In the event that either party hereto materially breaches or defaults in the performance of any of its duties or obligations under the Agreement and does not substantially cure such breach or default within thirty (30) days after being given written notice specifying the breach or default, then the non-breaching/defaulting party may, by giving written notice thereof to the breaching/defaulting party, terminate this Agreement as of a date specified in such notice of termination which in no event shall exceed one hundred and eighty (180) days after the notice is given. In the event that Emageon terminates this Agreement or an Order Addendum due to a Customer's material breach or default, or Ascension terminates this Agreement or a Customer terminates its Order Addendum for any reason other than Emageon's material breach or default, all remaining but unpaid fees relating to such terminated Order Addendum shall accelerate and become due and payable within thirty (30) days of termination. If the Agreement is terminated as a result of Emageon's breach, any fees paid by Customer for products and services at the individual Facility impacted by such breach but unearned by Emageon should be refunded retroactively to the date of Emageon's breach. This shall also apply to unearned License fees paid by Customer for use of the Software at the individual Facility impacted by such breach based on * * *.

         12.3. Upon expiration of this Agreement or in the event of termination of this Agreement by Customer for cause, Emageon shall provide Customer one (1) year, or as mutually agreed by both parties (the "Conversion Period"), Software Support and Maintenance and other applicable Total Accountability Services for the purpose of converting to a new system. After such time, Emageon shall no longer have any obligation to provide such support. During the Conversion Period, Emageon's support fees shall be billed at the rate charged during the term immediately prior to the expiration or termination of this Agreement. Should Customer have terminated this Agreement without cause or Emageon terminates the agreement for cause, the aforementioned fees during the conversion period will be increased by fifteen (15%) percent.

         12.4. Upon expiration or termination of this Agreement, Emageon will provide, at no charge to Customer, Customer's data on the media on which the data were stored during the term of this Agreement. If other transfer of image archive data format is desired, Emageon will provide documented software programs that will migrate image files from the SYSTEM to removable media. The data will be stored in DICOM Part 10 files, according to the DICOM 3.0 standard, in uncompressed or compressed format or the then current DICOM standard format or replacement thereto. Any other data migration or conversion requested by Customer will be performed under a separate agreement and will involve additional charges. Emageon services, including telephone support, associated with Customer data migration will be charged at the Professional Service Rates.

         12.5. Termination of this Agreement by either party pursuant to the provisions of this Section 12 shall terminate each party's obligations under this Agreement except for the provisions of Sections 1 and 5-12, all of which shall survive termination of this Agreement.

13.      LIMITED LIABILITY.

         13.1. BOTH PARTIES AGREE THAT THE OTHER PARTY AND ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS, AGENTS, LICENSORS, OR REPRESENTATIVES WILL NOT BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, DAMAGES OR COSTS INCURRED AS A RESULT OF LOSS OF TIME, LOSS OF SAVINGS, LOSS OF DATA, LOSS OF PROFITS, OR LOSS OF GOODWILL, WHETHER FORESEEABLE OR UNFORESEEABLE, THAT
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                  MAY ARISE OUT OF OR IN CONNECTION WITH THIS AGREEMENT,
                  INCLUDING, BUT NOT LIMITED TO, DAMAGES OR COSTS RESULTING FROM THE USE OR INABILITY TO USE THE SYSTEM OR SERVICES, EVEN IF SUCH PARTY HAS BEEN NOTIFIED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES OR COSTS OCCURRING, AND WHETHER SUCH LIABILITY IS BASED ON CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY, PRODUCTS LIABILITY OR OTHERWISE.

         13.2. IN NO EVENT WILL THE COLLECTIVE LIABILITY OF EMAGEON AND EMAGEON'S AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS, AGENTS, LICENSORS OR REPRESENTATIVES FOR ANY DAMAGES INCURRED BY CUSTOMER EVER EXCEED THE FEES PAID BY CUSTOMER TO EMAGEON UNDER THIS AGREEMENT DURING THE * * * PRIOR TO THE TIME AT WHICH THE DAMAGES AROSE REGARDLESS OF THE FORM OF ACTION, WHETHER BASED ON CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY, PRODUCTS LIABILITY OR OTHERWISE EXCLUDING SUCH ACTIONS ARISING FROM EMAGEON'S INDEMNIFICATION OBLIGATIONS, GROSS NEGLIGENCE OR THE INTENTIONAL MISCONDUCT OF EMAGEON, ITS EMPLOYEES OR AGENTS.

         13.3. THE FOREGOING LIMITATION OF LIABILITY AND LIMITATION OF REMEDIES CONTAINED IN SECTIONS 13.1 AND 13.2 SHALL BE INAPPLICABLE TO DAMAGE RESULTING FROM THE NEGLIGENCE OR INTENTIONAL MALFEASANCE OF EMAGEON, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, AND SUBCONTRACTORS.

14.      NOTICES.

         14.1. Any notice, approval, request, authorization, direction or other communication under this Agreement shall be given in writing and shall be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered personally to the party to whom the same is directed; (ii) one business day after deposit with a commercial overnight carrier, with written verification of receipt, or (iii) five business days after the mailing date whether or not actually received, if sent by U.S. certified mail, return receipt requested postage and charges pre-paid or any other means of rapid mail delivery for which the receipt is available, to the address of the party set forth below:

                  CUSTOMER:                    EMAGEON:

                  Ascension Health             Emageon UV, Inc.
                  4600 Edmundson Road          1200 Corporate Drive, Suite 400
                  St. Louis MO. 63134          Birmingham, AL 35242
                  Attn: General Counsel        Attn: Chief Financial Officer

15.      MISCELLANEOUS.

         15.1. Force Majeure. In the event that either party's performance (other than the payment of fees) is delayed, prevented, obstructed or inhibited because of any act of nature, fire, casualty, delay or disruption in transportation, flood, war, strike, lockout, epidemic, destruction or shut-down of facilities, shortage or curtailment, riot, insurrection, governmental acts or directives, any full or partial failure of any communications or computer network or any cause beyond such party's reasonable control, the party's performance will be excused and the time for the performance will be extended for the period of delay or inability to perform resulting from such occurrence. The occurrence of such event will not constitute grounds for a declaration of default by either Party.

         15.2. Publicity. Ascension Health reserves the right to review and approve any press release and/ or marketing materials Emageon plans to issue regarding the execution of this Agreement or written materials identifying Customer as a customer of Emageon unless included in a listing of ten (10) or more customers.

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         15.3.    Technical Advisory Councils. Emageon intends to implement
                  Domain specific Technical Advisory Councils by * * *. Examples of domains include Radiology, Cardiology, and multi-vendor Archives. These councils will be comprised of customer representatives from selected users of Emageon products. Ascension Health will be granted one seat on each Domain Council for products which it has expressed interest.

         15.4. Assignment. Neither party shall assign or transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of the other, which consent shall not be unreasonably withheld. This Agreement shall inure to the benefit of and bind the parties' successors and permitted assigns.

         15.5. Waiver. The failure of either party to insist upon the performance of any provision herein or to exercise any right or privilege granted to it hereunder, will not be construed as a waiver of such provision or any provisions herein, and the same will continue in full force. The various rights and remedies given to or reserved by either party herein or allowed by law, are cumulative, and no delay or omission to exercise any of its rights will be construed as a waiver of any default or acquiescence, nor will any waiver of any breach or any provision be considered a condonement of any continuing or subsequent breach of the same provision.

         15.6. Governing Law. The Agreement and the Services will be governed by and interpreted in accordance with the internal laws of the state of Missouri, excluding its conflict of law rules.

         15.7. Interpretation. This Agreement sets forth the entire agreement between the parties relating to the subject matter hereof, and supersedes any and all prior agreements of the parties with respect to the subject matter hereof.

         15.8. Modification and Execution. No change, amendment or modification of any provision of this Agreement shall be valid unless set forth in a written instrument signed by the duly authorized representatives of both parties. This Agreement may be executed in counterparts, each of which shall be deemed an original and all which together shall constitute one and the same document. To the extent there is any conflict between terms contained in the main body of this Agreement and the exhibits to this Agreement, the terms contained in the exhibits to this Agreement shall control. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall apply only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and that provision and this Agreement generally shall be reformed, construed and enforced so as to most nearly give lawful effect to the intent of the parties as expressed in this Agreement.

         15.9. Regulatory Compliance. Emageon shall comply with the provisions of the Administrative Simplification section of the Health Insurance Portability and Accountability Act of 1996, Public Law 104-91 ("HIPAA"), and the applicable requirements of any regulations promulgated thereunder including without limitation the federal privacy regulations as contained in 45 CFR Parts 160 and 164 (the "Federal Privacy Regulations"), as and when such laws and regulations apply to Emageon in the capacity of Business Associate of Customer. Such provisions are set forth in the Emageon, Inc. Business Associate Agreement attached hereto as Exhibit D.

         15.10. Access to Books and Records. To the extent that Section 952 of the Omnibus Reconciliation Act of 1980 ("Act") and the regulations promulgated thereunder are applicable to this Agreement, Emageon and the organizations related to it, if any, performing any of the duties pursuant to this Agreement valued at ten thousand dollars ($10,000.00) or more in any twelve (12)-month period shall, until four (4) years after the furnishing of Services pursuant to this Agreement, comply with requests by the Comptroller General, the Secretary of Health and Human Services, and their duly authorized representatives for access (in accordance with Section 952 of the Act) to any contract or agreement between Emageon and Customer for Services and to any contract or agreement between Emageon and such related organizations, as well as the books, documents, and records of Emageon and its related organizations, if any, which are necessary to verify the cost of the Services provided.

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

         15.11. Excluded Provider. Emageon hereby represents, and warrants that it is not an excluded provider under the Medicare/Medicaid programs ("Excluded Provider"). Furthermore, in the event that Emageon is ever deemed to be an Excluded Provider, Customer may terminate any and all payment obligations to Emageon without resulting in a breach of the Agreement and may terminate the Agreement without liability or payment to Emageon. Any licenses granted hereunder to the SYSTEM shall automatically convert to perpetual, royalty-free licenses to use, copy, and modify such property for Customer's internal use upon termination of the Agreement pursuant to this Section 15.11. Emageon reserves the right of Assignment as set forth in Section 15.4 so that its products and related services may be transferred to a provider that is not classified as Excluded.

         15.12. Source Code Escrow. Within thirty (30) days after the effective date of this Agreement, Emageon shall enter into a software escrow agreement with the software escrow agent of its choosing under terms and conditions to be approved in advance by Ascension. Ascension shall be listed as a beneficiary under the software escrow agreement. Within thirty
                  (30) days after each delivery of Software to Ascension hereunder, Emageon shall provide to the software escrow agent the "Deposit Materials" consisting of the source code for the version of the Emageon Software delivered to Customer (the "Source Code"), and all documentation necessary for the use thereof. Emageon shall maintain all such Deposit Materials with the software escrow agent in its most current version and will deliver any revised Deposit Materials to the source code escrow agent not later than thirty (30) business days after any upgrade, version release, or any other change is effected by Emageon. Customer shall be entitled to receive the Deposit Materials upon the occurrence of one or more of the following Escrow Events: (i) all or any material part of the Source Code is generally made available by Emageon, with or without additional cost, to other users of the Source Code; (ii) Emageon ceases, for any reason, to do business; (iii) Emageon is in default under this Agreement in whole or in part because of its failure to maintain, or otherwise comply with its obligations with respect to, the Deposit Materials; (iv) the sale of all or substantially all of the assets of Emageon; (v) bankruptcy, receivership, insolvency, reorganization, dissolution, liquidation, or similar proceedings are instituted by or against Emageon or all or any substantial part of its property under any Federal or State law; or (vi) other events, if any, defined in the source code escrow agreement which permit the release of the Deposit Materials. Upon occurrence of one or more of the foregoing Escrow Events, Customer shall receive a perpetual, fully paid-up, non-exclusive license to use and improve the Deposit Materials, including the Source Code and documentation therefore.

         15.13.   * * *



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


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives and made effective as of the Effective Date.

ACCEPTED AND AGREED TO:              ACCEPTED AND AGREED TO:

Emageon:                             Customer:
EMAGEON UV, INC.                     Ascension Health

By: /s/ W. Randall Pittman           By: /s/ Anthony R. Tersigni
    ----------------------               --------------------------------------

Name: W. Randall Pittman             Name: Anthony R. Tersigni
      --------------------                 ------------------------------------

Its: CFO                             Its: Chief Operating Officer & Interim CEO
     ---------------------                -------------------------------------


                            EMAGEON ENTERPRISE AGREEMENT 03.25.04 PAGE 16 OF 59

EXHIBITS

A.       Emageon Archive and Distribution System Implementation Services
B.       Emageon Support and Services
C.       Term and Fees
C.1      Terms and Fees - Detail
D.       Business Associate Agreement
E.       Emageon, Inc. Corporate Travel Guidelines
F.       Project Acceptance Process
G.       Adoption Success Management Services
H.       Emageon PACS Administrator Services
I.       Order Addendum
J.       Professional Services Rates
K.       Clinical Information Systems Vendors


                            EMAGEON ENTERPRISE AGREEMENT 03.25.04 PAGE 17 OF 59

                                    EXHIBIT A

                     EMAGEON ARCHIVE AND DISTRIBUTION SYSTEM
                             IMPLEMENTATION SERVICES


PROJECT MANAGEMENT

Joint Responsibilities

Emageon and Customer are jointly responsible for the management of the project and for providing the necessary resources to the project. To be effective in achieving these objectives, the project management team will establish:

o   An agreed-upon baseline for scope, budget and       o   An approach for formally accepting project
    schedule                                                deliverables

o   A process for monitoring progress                   o   A definition of what constitutes project
                                                            completion
o   A communication protocol
                                                        o   Roles and responsibilities (Customer and Emageon)
o   An approach for dealing with issues
                                                        o   An approach for tracking and mitigating risk
o   A change control procedure
                                                        o   Training tools provided


The following table provides a high level overview of the major and minor milestones that are typically accomplished during an implementation upon execution of an Order Addendum.

              PHASE                              MILESTONES
-------------------------------     ----------------------------------------------------
* * *                               * * *
-------------------------------     ----------------------------------------------------
Adoption Communication Planning     o   Communication and training plan - developed and
                                        initiated
-------------------------------     ----------------------------------------------------
* * *                               * * *
-------------------------------     ----------------------------------------------------
* * *                               * * *
-------------------------------     ----------------------------------------------------

Emageon Responsibility

Emageon will coordinate and assume lead responsibility for the installation and integration of the SYSTEM. Emageon will lead and work closely with Customer to accomplish the listed activities below:

---------------------------------     ---------------------------------------------------
* * *                                 * * *
---------------------------------     ---------------------------------------------------
Workflow And Operating Procedures     Documentation Of System Configuration.

                                      Development Of Backup Strategy.

                                      Documentation Of Administrator And User Procedures.
---------------------------------     ---------------------------------------------------

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

---------------------------------     ---------------------------------------------------
System Installation                   Coordination Of System Installation Activities.

                                      Connection Of Remote DICOM Devices.

                                      Installation Of System.
---------------------------------     ---------------------------------------------------
Functional Testing                    Functional Testing Of System Components.
---------------------------------     ---------------------------------------------------
Administrator and End User            Train Administrator(s) On Routine Operation,
Training                              Maintenance, And Support Of System.
---------------------------------     ---------------------------------------------------
* * *                                 * * *
---------------------------------     ---------------------------------------------------


Emageon will be the primary point of contact (POC) for all vendors providing Emageon-supplied components and services. Customer will be POC for vendors providing Customer-supplied components and services.

Customer Responsibilities (Details in Table A-4 - Site Readiness Survey)

o Provide Available Personnel and Facilities According To Mutually Agreed Upon Installation And Implementation Schedule

o        Provide Necessary Working / Office Space

o        Provide Access To Facilities

o        Provide Necessary Communications Support - Telephone, Internet Access,
         Etc

o Insure Customer-Provided Facilities, Information Systems and Modalities are prepared, maintained and operational for integration into the SYSTEM

o        Review Project Products Within A Given Time Frame

o        Participate In Technical Meetings

o        Deliver Information or Products To The Project

o Provide a Dedicated System Administrator Relieved of Duties Not Related To The Implementation of The Emageon Solution


Customer will make personnel and facilities available according to a mutually agreed upon schedule. In the event that activities must be rescheduled or extended due to Customer's non-compliance with the agreed upon schedule, Customer will bear the cost of rescheduling according to the then-current professional service rates as specified in Exhibit J.

INSTALLATION ACCEPTANCE

The SYSTEM shall be deemed installed and accepted in accordance with Section
1.13 of this Agreement.

TRAINING

As applicable to the SYSTEM, * * *. As applicable to the SYSTEM, Emageon will provide training for System Administrators, Diagnosticians, Technologists, Physicians and applicable clinical staff. Emageon will provide refresher training, as Customer deems necessary, with major upgrades to the SYSTEM.

System Administrator Training


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

The system administrator(s) will receive * * * training on system components and procedures. This training will help ensure that the administrator(s) are able to perform routine administration tasks and serve as a knowledgeable point of contact for Emageon support analysts and technicians. In addition, Emageon will provide coaching support during the transition to service.

Diagnostician Training

Each diagnostician will receive training * * * on the use of the digital imaging viewing technology deployed in the facility as part of the SYSTEM.

Technologist

For the Technologist(s) and other end users in the facility, Emageon shall employ * * *.

Physician & Clinical Staff Training

A * * * shall be employed for training physician and clinical staff on the use of digital imaging viewing technology deployed in the facility as part of the SYSTEM.

TRANSITION TO SERVICE

Emageon will provide trained personnel to assist with the Transition to Service of the SYSTEM. The SYSTEM will be deemed to have Transitioned to Service when the agreed to tasks are complete.

Customer will make personnel and facilities available according to a mutually agreed upon schedule. In the event that activities must be rescheduled or extended due to Customer's non-compliance with the agreed upon schedule, Customer will bear the cost of rescheduling according to the then-current professional service rates.

TRAVEL AND LIVING EXPENSES

Customer shall pay or reimburse Emageon for any out-of-pocket expenses, including, without limitation, travel and travel-related expenses in accordance with Sections 5.3, 5.4, 5.5 and 5.8 of this Agreement.


CHANGE ORDER PROCESS

In the event there is a need to modify the scope of this Agreement, a change order process will be utilized. All change orders, which will be detailed in writing and typically include SYSTEM and Service changes, will define the scope of such changes which are outside this Agreement. The Emageon POC and Customer POC will work jointly in creation of the change order. Emageon will not process nor begin such work until written Customer approval is received. All payment terms with respect to the change order requests will be defined in the change order document.

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


                                    EXHIBIT B

                           EMAGEON SUPPORT AND SERVICE

Emageon Services and related customer responsibilities are detailed below by function. Customer shall perform the duties as assigned below.

GENERAL

Customer has full responsibility for hardware, software, and services that are outside the scope of this Agreement. Customer must operate the equipment on an ongoing basis, with software that has been approved by Emageon. Customer shall not install any software or hardware on the SYSTEM without receiving prior Emageon approval. Customer shall bear all expenses associated with Emageon service in the event a SYSTEM issue is attributed to Customer installing non-conforming hardware or software.

Emageon shall not be responsible for support of the SYSTEM if Customer modifies the SYSTEM without Emageon's authorization.

CUSTOMER RESPONSIBILITIES

Customer shall be responsible for day-to-day operations of the SYSTEM, including the equipment, preventative maintenance, operating systems and software applications, and shall continue to provide first line support for the SYSTEM, as set forth in the Agreement. Customer shall provide the necessary personnel to meet its obligations under this section, with at a minimum, a dedicated, full-time SYSTEM Administrator with the skills and experiences necessary to perform the functions outlined below:

SYSTEM Administration

o   Points of Contact To Emageon On SYSTEM          o   Perform Daily, Weekly, and Monthly Routine
    Related Issues                                      Maintenance Procedures as Required

o   Day to Day Operations of SYSTEM                 o   Perform Backup / Disaster Recovery Procedures,
                                                        Including Off-Site Storage
o   Monitor Image Workflow and Procedures
                                                    o   Perform File System Checks
o   Archiving / Routing / Pre-Fetching
                                                    o   Manage / Size / Tune Storage Parameters
o   Correcting Broken Studies
                                                    o   Run Performance Tools
o   Editing Patient Demographics
                                                    o   Manage System Utilities / Generate Reports
o   Monitoring HIS / RIS Interface
                                                    o   Monitor and Insure SYSTEM Security Procedures
o   Monitor / Track System Performance                  are Being Followed

o   Conduct Component / System Training             o   Maintain Site and Environment per Specifications

o   SYSTEM Troubleshooting / Attempt Repair         o   Coordinate New Modality Integration (Post
                                                        System Acceptance)
o   Assisting With Upgrades and Remote Repairs

o   Document Issues Identified by End Users

Network Administration

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

o  Configure and Manage Network Settings

o  Monitor / Analyze / Tune Network Infrastructure

Preventative Maintenance

Customer will perform daily and monthly routine maintenance procedures and maintain the associated logbook of training provided at the time of installation. These procedures include verification of automated daily backups of the database and hierarchical storage management file structure and removal of backup/disaster recovery copies of tapes to remote sites.

Customer will provide a location for off-site, waterproof, and fireproof storage of back-ups and disaster recovery copies of data, databases, protocols and user preferences.

EMAGEON SYSTEM AVAILABILITY

Guaranteed Emageon SYSTEM Availability

1. Emageon SYSTEM Availability is defined as the ability to archive, distribute and view medical image data and interface with other information systems. The Guaranteed Emageon System Availability will become effective after the Emageon SYSTEM has been accepted at each Facility as provided for in the Implementation Plan.

2. Emageon SYSTEM Availability is measured * * *, commencing with the date of SYSTEM Acceptance and ending * * *.

3. If the Emageon SYSTEM is unavailable for more than * * * then the affected Facility shall receive a credit * * *, to be applied to * * *, equal to * * *. If the Emageon SYSTEM is unavailable for more than
         * * *, then the affected Facility shall receive a credit * * *, to be applied to * * *, equal to * * *.

4.       If the Emageon SYSTEM is unavailable for more than * * * during a
         * * *, commencing from the SYSTEM Acceptance and measured thereafter
         * * *, then such Facility may terminate the Agreement as it applies to such Facility without penalty or additional charge ("Service Level Failure Termination"). Further, if the Emageon SYSTEM is unavailable for more than * * * during a * * *, commencing from the SYSTEM Acceptance and measured thereafter * * *, then such Facility may terminate the Agreement as it applies to such Facility without penalty or additional charge ("Service Level Failure Termination").

5. The measurement for downtime will begin upon Customer providing notice to Emageon of the SYSTEM unavailability, as required in this Exhibit B, and will end upon the availability of the Emageon SYSTEM.

6. Scheduled maintenance and upgrades will not count as Emageon Software downtime. Scheduled maintenance and upgrades will be scheduled at least one week in advance and not exceed * * *. The foregoing limitations and restrictions on scheduled maintenance and upgrades may be waived or extended by mutual written agreement of Customer and Emageon.

7. Customer shall have full responsibility for Guaranteed Hardware Availability. Hardware downtime will not count against Emageon Software downtime unless such downtime was caused by the Emageon Software. Any Hardware down time events, which cause the Emageon Software to fail, will not count against non-scheduled Emageon Software downtime. In the event a Hardware downtime occurs, thereby causing the Emageon Software to fail, whether planned or not, all time, materials and expenses involved with Emageon's support of such down time event, shall be billed separately to Customer at Emageon's then current Professional Service fees.

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

8. Remedies provided for in this Exhibit are acknowledged and agreed to serve as liquidated damages and not penalties.

Guaranteed Component Availability

         1. Components are defined as equipment or software within the SYSTEM that acquire, archive, distribute, and allow viewing of medical image data (e.g. a DICOM Interface Box or a DICOM Viewstation) and interface with other information systems. A Component is unavailable if it cannot perform its design function at rated capacity. The Guaranteed Component Availability will become effective after the SYSTEM has been accepted.

         2. Component Availability is measured * * * assuming 365 days x 24 hours per day of operation each year.

         3. Component downtime resulting in SYSTEM downtime will count only toward the cumulative SYSTEM downtime.

         4. If an Emageon Component is unavailable for * * *, then the Facility shall receive a credit for such * * *, to be applied to the subsequent * * * billings, equal to * * * of the * * * Software Maintenance and Support Fee, for each unavailable Component.

         5. The measurement for Component downtime will begin upon Emageon's receipt of notification, as required in this Exhibit B, and will end upon the restoration of Component Availability.

         6. Scheduled maintenance and upgrades will not count as Component downtime. These functions will be scheduled by mutual agreement.

EMAGEON RESPONSIBILITY

Emageon will provide SYSTEM Updates to the SYSTEM during the term of this Agreement. These updates will be scheduled in advance at a time agreed to be mutually acceptable. Emageon will provide refresher training as Emageon deems necessary for SYSTEM Updates.

Emageon will provide SYSTEM Upgrades. Such upgrades shall be designed and delivered at Emageon's sole discretion. These upgrades will be scheduled in advance at a time agreed to be mutually acceptable.

Emageon will act as primary point of contact for all third-party products comprising the SYSTEM.

Computed Radiography Plates

CR Cassette Plates are consumable products. Emageon warrants that the CR Cassette plates that are included in the original CR purchase will be free from defects for a period of ninety days after Installation Acceptance.

EMAGEON SERVICE SUPPORT

The Customer Technical Points of Contact (as designated in the respective Order Addendum), will be the primary contact for all Customer users to report problems associated with the equipment. The Customer Technical Points of Contact shall notify Emageon of the existence of the problem by telephone and the parties shall mutually classify each problem with a severity level using the criteria set forth below. All contact to Emageon should be through the Emageon Service Support line at 1-866-Emageon, option 4. Upon entry of the service ticket and classification of the severity level, Emageon shall communicate to the Technical Points of

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

Contact the ticket entry and classification. To the extent the Technical Points of Contact, in their reasonable opinion, disputes the severity level assigned, such Technical Points of Contact may contact Emageon to reclassify the incident to a different severity level. If an incident is reclassified, due to such reasonable dispute, by the Technical Points of Contact the response time expectation for such incident shall be the earlier of: (i) the designated response time for the original severity level classification from the time and date of the original incident ticket; or (ii) the designated response time for the new severity level classification from the time and date of notice of reclassification by the Technical Points of Contact.

Emageon standard service support is between the hours of 8 AM - 5 PM Central time, Monday-Friday, excluding major holidays. Major Holidays include New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving, Christmas Eve, Christmas Day and New Years Eve. Emergency telephone support will be available after standard hours, on weekends and holidays, seven days a week. Emergency response times will target * * * or less from first call for Severity Level 4 - Critical Problems, and * * * or less from first call for all other levels. * * *.

Emageon service engineers will provide remote support for the SYSTEM via telephone and virtual private networks. The assigned service engineer will provide timely and periodic feedback to Customer regarding the progress being made in resolving the issue. As determined by Emageon, Emageon will provide on-site support to resolve service issues. Once Emageon determines that on-site support is required, Emageon will use its best efforts to place a qualified individual on-site within * * *.

Upon notification, Emageon is responsible for any errors in the Emageon Software. To the extent that an error is the result of third party Hardware or Software, Emageon will use it's best efforts to resolve the issue. If the issue is determined to be caused by the Customer, additional fees may apply at the Professional Service Rates.

EMAGEON SUPPORT AND ESCALATION PROCEDURES

Support.

Upon receipt of notice from Customer, Emageon shall implement the Support/Escalation Procedures described herein to ensure that appropriate Emageon attention is given to Customer requests for support.

Severity Level 4 - Critical Problems.

The System or a significant component of the System is experiencing problems which: (i) cause it to stop completely;(ii) materially degrade performance such that Customer operations are in jeopardy;. Emageon shall provide telephone response by a qualified technician within the Initial Response Time for Severity Level 4 - Critical Problems as defined below. Within the Initial Response Time, qualified personnel shall work to resolve the problem or condition. Emageon personnel shall continue to work diligently until the problem is resolved. Emageon shall demonstrate to Customer its good faith and diligent initiation and prosecution of corrective measures. Emageon shall document the notification of the problem, the severity level, the relevant circumstances and symptoms, and the steps taken to diagnose the problem. Emageon shall take all necessary steps, in its sole discretion, to resolve the problem promptly, and shall document such corrective actions. If the problem condition is not resolved within the Target Resolution Timeframe, Emageon shall dispatch expert on-site assistance to Customer within * * *, as reasonably required. The response times applicable to Severity Level 4 - Critical Problems is as follows:

Initial Response Time                  * * *
Target Resolution Timeframe            * * *

Severity Level 3 - Serious or High Impact Problems.

The System is experiencing problems that cause a serious or high impact to the SYSTEM. These problems are never enough to limit the use of the entire System, meaning workarounds exists (If the Technical Points of

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

Contact are not satisfied with the timeliness of a workaround, they may escalate the incident to a Severity Level 4), but if the issue is not resolved within the Targeted Resolution time, it would escalate to a Severity 4 - Critical Problem. Emageon shall provide telephone response by a qualified technician within the Initial Response Time for Severity Level 3 - Serious Problems as defined below. Within the Initial Response Time, qualified personnel shall work to resolve the problem or condition. Emageon personnel shall continue to work until the problem is resolved. Emageon shall demonstrate to Customer its good faith and diligent initiation and prosecution of corrective measures. Emageon shall document the notification of the problem, the severity level, the relevant circumstances and symptoms, and the steps taken to diagnose the problem. Emageon shall take all necessary steps, in its sole discretion, to resolve the problem promptly, and shall document such corrective actions. If the problem condition is not resolved within the Target Resolution Timeframe, Emageon may, at its sole discretion, dispatch expert on-site assistance to Customer. Mutually agreed upon temporary fixes or workarounds, if available, will be implemented until a permanent resolution is provided. The response times applicable to Severity Level 3 - Serious Problems is as follows:

Initial Response Time                  * * *
Target Resolution Timeframe            * * *

Severity Level 2 - Impaired or Medium Impact Problems.

The System is experiencing problems that cause minor applications, functions or features to fail to operate. The problem is severe enough to limit the usefulness of the affected part of the System, but does not hamper the rest of the System's usefulness. Emageon shall provide telephone response by a qualified technician within the Initial Response Time for Severity Level 2 - Impaired or Medium Impact Problems as defined below. Mutually agreed upon temporary fixes or workarounds, if available, will be implemented until a permanent resolution is provided. If the problem has not been fully resolved within the Target Resolution Time Frame as defined below, the issue will escalated to Severity 3 - Serious Problem. The response time applicable to Severity Level 2 - Medium Impact Problems is as follows:

Initial Response Time                  * * *
Target Resolution Timeframe            * * *

Severity Level 1 - Minor or Low Impact Problems.

The System is experiencing problems that cause minor irritations but do not inhibit the usefulness of the System or Products. Emageon shall evaluate and prioritize the problem. Severity Level 1 -Low problems will be resolved as mutually determined by both parties.


Conditions.

Conditions that apply to the problem resolution process are:

(a) All response times will be achieved at a rate of no less than * * * of the time, as measured over no less than * * * period.

(b) Software products which are not produced by Emageon, but are components of the System, will be handled in the same manner. However, time to resolve a problem may vary depending upon the response by that third party vendor. Under no circumstances will Emageon be responsible for penalties or liabilities as a result of third party software failure.

(c) Customer may not revise any Initial Response Time or Target Resolution Timeframes; however, if the problem results in the interruption of Customer's business operations, Emageon will dispatch expert on-site assistance to Customer at Customer's request, provided this is the most expedient means to resolve the problem as determined by mutual agreement of both Customer and Emageon.

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

Emageon may revise the process and procedures by which it records, responds to and resolves issues for Customer, provided such revisions provide general improvements to either the speed or efficiency with which problems are corrected.

ROUTINE MAINTENANCE

Emageon will perform remote SYSTEM verification tests on a regular basis to monitor Hardware and Software performance and capacity.

SUPPORT AND SERVICE RATES OUTSIDE THE SCOPE OF THIS AGREEMENT

All service and support rates for services at Customer's request, and that are outside the scope of this Agreement, will be billed at the Professional Services Rates. In all cases, travel and lodging are billed separately.


                            EMAGEON ENTERPRISE AGREEMENT 03.25.04 PAGE 26 OF 59

                                    EXHIBIT C

                                  TERM AND FEES

            SOFTWARE, SUPPORT & MAINTENANCE AND PROFESSIONAL SERVICES

Ascension Health commits to execute site-specific Order Addendums covering the committed minimum software, support and maintenance and professional services fees indicated below no later than the following time periods shown below based on the pricing and terms included in this Exhibit C (the periodic commitments shown below are cumulative spending thresholds to be achieved by the indicated dates taking into account spending by Customer during the entire term of the Agreement prior to such date). In the event that Customer does not execute Order Addendums such that the committed total fee for a particular date as outlined below is not reached, Customer shall pay to Emageon, in accordance with Section 5 of this Agreement, the difference between the actual dollar amounts as set forth for Ultrastructure software fees, Ultravisual software fees, and Implementation, modality integration and ASM fees in Table 1C which amounts shall be held by Emageon as credits to be applied to future Customer Order Addendums.

                      Table 1C: Ascension Commitment Table

* * *                                                                  6/30/06
-------------  -----------  -----------  -----------  -----------  -----------
Total                                                              $25,066,000
-------------  -----------  -----------  -----------  -----------  -----------

The pricing set forth in this Agreement is based upon a target of * * * average annual study volume being achieved by June 30, 2006.

Sixty (60) days prior to the commitment dates listed above (see Table 1C); Emageon will provide to Customer documentation that compares the total of the Order Addendums that have been executed at that time to the commitment listed in Table 1C. Customer may use the aforementioned sixty (60) day period to cure the committed amounts described in Table 1C.

The study volume and fee commitments listed in Table 1C above are in part based on the deployment of the Emageon SYSTEM in * * *. Terms and fees associated with added or substituted Facilities will be computed based on the terms and fees included in Exhibit C.1.

----------
* * * CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.


Emageon Enterprise Agreement       Page 27                       Confidential

Customer agrees to make payments to Emageon as described below upon execution of each Order Addendum by the ministries.

EMAGEON SOFTWARE (ULTRASTRUCTURE AND ULTRAVISUAL):

* * *

EMAGEON SOFTWARE SUPPORT AND MAINTENANCE:

* * *

EMAGEON PROFESSIONAL SERVICES:

* * *

THIRD PARTY HARDWARE:

If the Customer acquires Hardware from Emageon, Customer shall pay Emageon for the Hardware as follows:

o * * * of the Hardware fees shall be invoiced on the date the Hardware is delivered, and the invoice shall be due and payable within ten (10) business days.

o * * * of the Hardware fees shall be invoiced upon acceptance of the Hardware by the Licensee, and the invoice shall be due and payable within ten (10) business days.

o In the event of a partial Hardware shipment and upon mutual agreement by the parties, Licensor may invoice Licensee on that partial shipment. Provided, however, that the amount of this partial invoice shall be exclusively for the items contained in that partial shipment.

o At the time Hardware is ordered by Emageon, Emageon shall provide Ascension Health Treasury with a detailed listing of ordered Hardware. Emageon shall provide Ascension Health Treasury with copies of all Hardware invoices for each Facility and Emageon shall also provide, as an attachment to the invoice, the details of what has been delivered to the Facility.

o All Hardware, which is unpackaged, shall be considered "used hardware" and shall not be returned unless such Hardware has failed Hardware Installation Acceptance.

THIRD PARTY VENDED SERVICES:

o        Shall be due monthly beginning at Installation Acceptance

----------
* * * CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.


Emageon Enterprise Agreement       Page 28                       Confidential

                                   EXHIBIT C.1

                             TERM AND FEES - DETAILS

SPECIAL PRICING

The following Special Pricing shall apply to all Ascension Health Ministries contracting under the Ascension and Emageon Enterprise Agreement.


           EMAGEON ULTRASTRUCTURE (ARCHIVE AND DISTRIBUTION) SOFTWARE

Ultrastructure Software is currently priced on a "per study" and total volume basis. The projected volumes as set forth in Attachment C of the individual Facility supplement are used to calculate the Archive and Distribution Software Fees for each Facility. The Ascension price reflects a per tier discount that ranges from 27% - 64% of the Standard Price.

         TABLE 1: ULTRASTRUCTURE - LICENSE FEE PRICING CALCULATION TABLE

AVERAGE ANNUAL STUDY VOLUME     STANDARD PRICE      ASCENSION PRICE
---------------------------     --------------      ---------------
     10,000-14,999                  $3.95                 * * *
---------------------------     --------------      ---------------
     15,000-19,999                  $3.16                 * * *
---------------------------     --------------      ---------------
     20,000-24,999                  $2.80                 * * *
---------------------------     --------------      ---------------
     25,000-32,499                  $2.75                 * * *
---------------------------     --------------      ---------------
     32,500-39,999                  $2.54                 * * *
---------------------------     --------------      ---------------
     40,000-47,499                  $2.31                 * * *
---------------------------     --------------      ---------------
     47,500-54,999                  $2.10                 * * *
---------------------------     --------------      ---------------
     55,000-64,999                  $2.00                 * * *
---------------------------     --------------      ---------------
     65,000-74,999                  $1.94                 * * *
---------------------------     --------------      ---------------
     75,000-89,999                  $1.81                 * * *
---------------------------     --------------      ---------------
     90,000-104,999                 $1.70                 * * *
---------------------------     --------------      ---------------
    105,000-174,999                 $1.57                 * * *
---------------------------     --------------      ---------------
    175,000-264,999                 $1.25                 * * *
---------------------------     --------------      ---------------
    265,000-374,999                 $0.98                 * * *
---------------------------     --------------      ---------------
    375,000-504,999                 $0.88                 * * *
---------------------------     --------------      ---------------
        505,000+                    $0.76                 * * *
---------------------------     --------------      ---------------

            * * * ANNUAL MAINTENANCE FEES*

* To commence on the first anniversary of the date of Installation Acceptance.

ULTRASTRUCTURE SOFTWARE INCLUDES THE FOLLOWING:

     1.   Emageon Enterprise DICOM Storage & Archive Manager Software

     2.   Emageon Enterprise Integration Software (price included with HL7 &
          MWL)

     3.   Emageon Intelligent Content Distribution Manager

     4.   Emageon High-Availability (HA) Software

     5.   Modality Worklist Manager

     6.   HL7 Reliable Delivery Manager (Reliable Store and Forward)

     7.   JPEG 2000 DICOM Transfer Syntax Support

     8.   Primary Image Server Software (runs on Emageon Linux Servers)

----------
* * * CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.


Emageon Enterprise Agreement       Page 29                       Confidential

TO CALCULATE THE UPFRONT PERPETUAL LICENSE FEE FOR THIS PURCHASE:

STEP 1: Divide total study volume over five years by 5 to get an average annual study volume (Example: 1,000,000 total studies over 5 years / 5 years = 200,000 average studies per year)

STEP 2: Using the average annual study volume locate the appropriate tier in Table 1 (Example: * * *)

STEP 3: Multiply the tier rate in Table 1 by the total number of studies over 5 years to give you the total Emageon Ultrastructure perpetual software license cost (Example: * * *)

TO CALCULATE THE ANNUAL SUPPORT AND MAINTENANCE FEE FOR THIS PERPETUAL LICENSE:

The Annual Support and Maintenance fee shall be calculated by multiplying the perpetual license fee by * * *. After the first year of Annual Support and Maintenance Fees, the Annual Support and Maintenance fees may be increased to reflect the annual percentage increase in the CPI.

----------
* * * CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.


Emageon Enterprise Agreement       Page 30                       Confidential

                 EMAGEON ENTERPRISE DICOM CACHE MANAGER SOFTWARE

Emageon Enterprise DICOM Cache Manager Software is currently priced on a "per study" and total volume basis. The projected volumes as set forth in Attachment C of the Order Addendum are used to calculate the Archive and Distribution Software Fees for each Facility. The Ascension price reflects a per tier discount that ranges from 36% - 64% of the Standard Price.


      TABLE 1A: ULTRASTRUCTURE - DICOM CACHE MANAGER - LICENSE FEE PRICING
                               CALCULATION TABLE


AVERAGE ANNUAL STUDY VOLUME     STANDARD PRICE     ASCENSION PRICE
---------------------------     --------------     ---------------
       10,000-14,999                 $1.97             * * *
---------------------------     --------------     ---------------
       15,000-19,999                 $1.58             * * *
---------------------------     --------------     ---------------
       20,000-24,999                 $1.40             * * *
---------------------------     --------------     ---------------
       25,000-32,499                 $1.38             * * *
---------------------------     --------------     ---------------
       32,500-39,999                 $1.27             * * *
---------------------------     --------------     ---------------
       40,000-47,499                 $1.15             * * *
---------------------------     --------------     ---------------
       47,500-54,999                 $1.05             * * *
---------------------------     --------------     ---------------
       55,000-64,999                 $1.00             * * *
---------------------------     --------------     ---------------
       65,000-74,999                 $0.97             * * *
---------------------------     --------------     ---------------
       75,000-89,999                 $0.91             * * *
---------------------------     --------------     ---------------
      90,000-104,999                 $0.85             * * *
---------------------------     --------------     ---------------
      105,000-174,999                $0.78             * * *
---------------------------     --------------     ---------------
      175,000-264,999                $0.63             * * *
---------------------------     --------------     ---------------
      265,000-374,999                $0.51             * * *
---------------------------     --------------     ---------------
      375,000-504,999                $0.44             * * *
---------------------------     --------------     ---------------
          505,000+                   $0.38             * * *
---------------------------     --------------     ---------------

* * * ANNUAL MAINTENANCE FEES*

* To commence on the first anniversary of the date of Installation Acceptance.

Emageon Enterprise DICOM Cache Manager Software supports all features of the Emageon Enterprise DICOM Archive Manager Software and includes the following:

1.       Serves as a local access point for a remote archive

                  May extend access from imaging center to hospital

                  May extend access from hospital to data center

2.       Addresses distributed archiving environments

                  Provides the benefits of a centralized archiving solution

                  Provides performance of a local, dedicated archive

                  Provides local access in the event of WAN failure

                  Caches recently acquired / retrieved information locally

                  Reduces WAN bandwidth requirements / telecom costs

3.       Proxy Service

                  Provides transparent access to remote information

                  Provides a full view and access to the enterprise archive subsystem

----------
* * * CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.


Emageon Enterprise Agreement       Page 31                       Confidential

                  Includes access to Legacy archives on the network

4.       Deletor Strategy Services

                  Least Recently Used (LRU)

                  Least Recently Written (LRW)

                  No Deletion Strategy

                  Study Deletion Veto Strategy

                  High/Low Water Mark thresholds

5.       Extends capabilities of the Enterprise DICOM Archive Manager Software

6.       Transparent access to all data (location transparency)


                          EMAGEON ULTRAVISUAL SOFTWARE

Advanced Visualization tools are currently priced on a "concurrent user" basis. The Emageon Advanced Visualization Software perpetual license fees for Diagnostic and Clinical Workstation software at each Facility shall be calculated by multiplying the number of concurrent users for the respective type of workstation as set forth in Attachment B of the individual Order Addendum by the appropriate Emageon Advanced Visualization Software fee set forth below. The Emageon Advanced Visualization Software perpetual license fees as set forth below reflect a 20% discount from list price. If a Facility wishes to add concurrent users after the initial term has begun, the associated fees must be paid up-front.

1.       EMAGEON ADVANCED DIAGNOSTIC WORKSTATION SOFTWARE                   $  * * *

2.       EMAGEON ADVANCED CLINICAL WORKSTATION SOFTWARE                     $  * * *

3.       EMAGEON ADVANCED WEB CONTROLLER AND SOFTWARE (unlimited users)     $  * * *


                   ULTRAVISUAL ANNUAL SERVICE AND SUPPORT FEE

Annual Service and Support fee is * * * of the Discounted License Fee for the Ultravisual Software. The Annual Service and Support fee shall commence on the first anniversary of the date of Installation Acceptance.

                  INSTALLATION AND ADOPTION SUCCESS MANAGEMENT

Implementation and Adoption Success service fees are currently priced as a one time charge. These fees are set forth below in Table 1B of this Exhibit C. Additionally, in no case, during the Term of this Agreement, shall the Implementation and Adoption Success Management fees exceed those as set forth below except that such pricing shall be adjusted to reflect the annual percentage increase set forth in the CPI for the 12 months immediately preceding the effective date of the increase and shall be added to such fees beginning in Year 2 of this Agreement.

Computed Radiography (CR) implementation will require additional charges.

1.       TECHNICAL IMPLEMENTATION FOR ARCHIVE AND DISTRIBUTION INFRASTRUCTURE

         (Price per Archive Storage Manager as set forth in Attachment B of the individual site supplement)

2.       TECHNICAL IMPLEMENTATION FOR CACHE ARCHIVE AND DISTRIBUTION UNIT

         (Price per Facility Image Cache as set forth in Attachment B of the individual site supplement)

3.       TECHNICAL IMPLEMENTATION FOR PRIMARY IMAGE SERVER SOFTWARE

         (Price per facility)

4.       STANDARD ASCENSION ADOPTION SUCCESS MANAGEMENT IMPLEMENTATION

         (Price per facility and duties of both parties as set forth in Exhibit G)

5.       MODALITY INTEGRATION FEE

         (Price per modality)

----------
* * * CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.


Emageon Enterprise Agreement       Page 32                       Confidential

                        TOTAL ACCOUNTABILITY SERVICE FEE

Emageon shall provide Total Accountability Services as defined in Section 1.29 of this Agreement. These fees are set forth below in Table 1B of this Exhibit C. Additionally, in no case, during the Term of this Agreement, shall the Total Accountability Service fees exceed those as set forth below except that such pricing shall be adjusted to reflect the annual percentage increase set forth in the CPI for the twelve months immediately preceding the effective date of the increase and shall be added to such fees beginning in Year 2 of this Agreement.

1.       EMAGEON TOTAL ACCOUNTABILITY SERVICE

         (Price per facility per year)

                             PACS ADMINISTRATOR FEE

Emageon shall provide, at Customer's option, PACS Administrator(s) to provide the services as set forth in Exhibit H. The PACS Administrator Fees are set forth below in Table 1B of this Exhibit C. The fees for the PACS Administrator may be adjusted by mutual agreement to reflect the prevailing market rate for such services.

1.       ON-SITE PACS ADMINISTRATOR ANNUAL CHARGE

         (Price per PACS Administrator)

If Customer chooses to provide their own PACS Administrator, then Customer agrees to send their PACS Administrator through Emageon's PACS Administrator training and certification process. Customer shall be responsible for their travel related expenses.

1.       CUSTOMER PACS ADMINISTRATOR TRAINING CHARGE - YEAR 1            $20,000

         (Price per PACS Administrator Trainee)

2.       CUSTOMER PACS ADMINISTRATOR TRAINING CHARGE - YEAR 2-5          $ 4,500

         (Price per PACS Administrator Trainee per year)




Emageon Enterprise Agreement       Page 33                       Confidential

                          EMAGEON PROFESSIONAL SERVICES

Emageon Professional Services are currently priced on a "per study tier" and unit basis. The projected volumes as set forth in Attachment C of the individual Order Addendum are used to calculate the appropriate per study tier and the applicable Professional Services Fees for each Facility. The prices listed below reflect discounts that ranges from 57% - 90% of the Standard Price.

EXPLANATION OF PRICES LISTED IN TABLE 1B:

ARCHIVE IMPLEMENTATION FEE (Price per Archive Storage Manager as set forth in Attachment B of the individual Order Addendum)

CACHE IMPLEMENTATION FEE (Price per Facility Image Cache as set forth in Attachment B of the individual Order Addendum)

IMAGE SERVER IMPLEMENTATION FEE (Price per facility)

ADOPTION SUCCESS MANAGEMENT FEE (Price per facility and duties of both parties as set forth in Exhibit G)

MODALITY INTEGRATION FEE (Price per modality)

TOTAL ACCOUNTABILITY FEE (Price per facility per year)

PACS ADMINISTRATION FEE (Price per PACS Administrator per year)


        TABLE 1B - ASCENSION PROFESSIONAL SERVICES - PER TIER PRICE TABLE

* * *

----------
* * * CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.


Emageon Enterprise Agreement       Page 34                       Confidential

                    THIRD PARTY HARDWARE AND VENDED SERVICES

Emageon resells hardware (i.e., servers, storage, computed radiography devices, DICOM conversion boxes) and Vended Services and Third Party Software to support Emageon Software. Emageon will price all Hardware and Vended Services to Ascension Ministries at a * * * markup to Emageon's cost. Customer may acquire IBM and other hardware from a third party; provided, however, that the hardware purchased must be in accordance with Emageon specifications for warranty and service purposes. Furthermore, Customer agrees to grant Emageon a right to bid on purchases of PACS Hardware and Vended Service to be purchased by Committed Facilities as defined herein on or before * * *. For purposes of this paragraph, Committed Facilities means any Facilities that are: (i) part of the following Ascension Ministries: * * *; and (ii) any Facility that is listed in an executed Order Addendum.

                                 FUTURE PRODUCTS

The contents of the Emageon Software as defined above, represent the full functionality of the Emageon Software being sold to Customer under this Agreement. Notwithstanding, System Upgrades and Updates as defined in this Agreement, and covered under the Software Support and Maintenance fees, the parties agree that any future, new product offerings are not covered under this Agreement and will be sold separately and then negotiated rates.

----------
* * * CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.


Emageon Enterprise Agreement       Page 35                       Confidential

                                    EXHIBIT D

                          BUSINESS ASSOCIATE AGREEMENT

This Business Associate Agreement ("BAA") is entered into as of May 5, 2004 in connection with the Managed Use Agreement (the "Agreement") by and between Emageon UV, Inc. ("Business Associate") and Ascension Health and its Ascension Affiliates ("Covered Entity").

WHEREAS, the Agreement requires Business Associate to have access to and/or to collect or create Protected Health Information ("PHI") in order to carry out Business Associate's functions on behalf of Covered Entity.

WHEREAS, Covered Entity and Business Associate intend to protect the privacy and provide for the security of PHI disclosed, collected or created by Business Associate in connection with the Agreement in compliance with the Health Insurance Portability and Accountability Act of 1996, Public Law 104-91 ("HIPAA") and the regulations promulgated thereunder, including, without limitation, the regulations codified at 45 CFR Parts 160 and 164 (the "Privacy Rule"), 45 CFR Parts 160, 162 and 164 ("Security Rule"), and other applicable laws.

NOW THEREFORE, in consideration of the mutual promises contained herein and the exchange of PHI pursuant to this Business Associate Agreement, the parties agree as follows:

1.       DEFINITIONS

1.1 GENERAL RULE. Capitalized terms not otherwise defined in this BAA shall have the same meaning as those terms in the Privacy Rule and Security Rule.

1.2 HIPAA means the Health Insurance Portability & Accountability Act of 1996, P.L. 104-91.

1.3 HIPAA REGULATIONS means the regulations promulgated under HIPAA by the U.S. Department of Health and Human Services, including the Privacy Rule and Security Rule.

1.4 PRIVACY RULE means the Standards for Privacy of Individually Identifiable Health Information, codified at 45 CFR parts 160 and 164, Subparts A and E, as currently in effect.

1.5 PROTECTED INFORMATION means Protected Health Information ("PHI") provided by Covered Entity to Business Associate, or created or received by Business Associate on Covered Entity's behalf.

1.6 SECURITY RULE means the Security Standards for the Protection of Electronic Protected Health Information, codified at 45 CFR Parts 160, 162 and 164, as currently in effect.

2.       BUSINESS ASSOCIATE OBLIGATIONS

2.1 Use and Disclosure of Protected Health Information. Business Associate will:
(a) use and disclose all PHI only as permitted or required to perform its obligations under the Agreement, including this BAA, or as required by law; and
(b) will not use or further disclose any PHI in a manner that would violate HIPAA, if such use or further disclosure was made by Covered Entity.

2.2 Disclosures to Agents and Subcontractors. Business Associate shall ensure that any agent or subcontractor to whom it provides PHI agrees in writing to the same terms set forth herein regarding the Use and Disclosure of PHI, including, but not limited to, implementation of safeguards, notice of prohibited Use or Disclosure, mitigation of harmful effects, responses to requests for access and amendment, and a term permitting immediate termination of the agent's or subcontractor's agreement with Business Associate for improper Use or Disclosure of Protected Information. Business Associate shall terminate its agreement with any agent or subcontractor to whom it provides PHI if such agent or subcontractor fails to abide by any material term of such agreement.

2.3 Permitted Uses of Protected Health Information. Business Associate may use PHI only as follows: (a) for the proper management and administration of Business Associate; (b) to provide the Services described in or required by


Emageon Enterprise Agreement       Page 36                       Confidential
the Agreement and any additional or other services described in any addendum or modification to the Agreement agreed to by Business Associate and Covered Entity; (c) to carry out legal responsibilities of Business Associate; or (d) to report violations of law to appropriate Federal and State authorities consistent with 45 C.F.R. Section 164.502(j)(l).

2.4 Permitted Disclosures of Protected Health Information. Business Associate may disclose PHI only as follows: (a) to authorized persons designated by Covered Entity in writing; (b) to the patient that is the subject of the information pursuant to procedures determined by Covered Entity and in accordance with applicable law; (c) to a physician or other health care professional authorized by Covered Entity in writing to access the information;
(d) to other persons as expressly requested in writing by Covered Entity and in accordance with applicable law; (e) to persons under Business Associate's direct control as necessary to satisfy Business Associate's obligations under the Agreement; (f) to other agents and subcontractors of Business Associate only as necessary to satisfy Business Associate's obligations under this Agreement and only, if and to the extent, those agents and subcontractors agree to the same restrictions and conditions on the use and disclosure of PHI that apply to Business Associate through this BAA; (g) as required by law; and (h) for Business Associate's proper management and administration or to carry out its legal obligations if: (1) the disclosure is required by law or (2) Business Associate obtains reasonable assurances from the person to whom the information is disclosed that it will be held confidentially and used or further disclosed only as required by law or for the purpose for which it was disclosed to Business Associate and the person notifies Business Associate of any instances of which it is aware in which the confidentiality of the information has been breached.

2.5 Disclosures Required by Law. If a disclosure of PHI is required by law, including pursuant to a request from a state or federal government agency or pursuant to a subpoena or a court order in a judicial proceeding, Business Associate shall promptly notify Covered Entity of such request, and Covered Entity shall __________.

2.6 Safeguards; Mitigation. Business Associate shall use appropriate safeguards to prevent the use or disclosure of PHI other than as permitted or required by the Agreement and this BAA or as permitted or required by law. Business Associate agrees to mitigate, to the extent practicable, any harmful effect that is known to Business Associate of use or disclosure of PHI by Business Associate in violation of the requirements of this BAA.

2.7 Reports of Unauthorized Use or Disclosure. Business Associate shall report in writing, within forty-eight (48) hours, to Covered Entity any use or disclosure of PHI not provided for by this BAA of which it becomes aware.

2.8 Availability of PHI. Business Associate will make all PHI available to Covered Entity and otherwise cooperate with Covered Entity to the extent necessary for Covered Entity to comply with its obligations under 45 C.F.R. Sections 164.524-528, including providing patients access to medical records, an opportunity to amend incorrect information and an accounting of disclosures of PHI. Business Associate further agrees to make its internal practices, books and records, including policies and procedures and Confidential Information, relating to the use and disclosure of PHI available to the Secretary of Health and Human Services in a time and manner designated by the Secretary of Health and Human Services, if necessary, for the purpose of determining Covered Entity's compliance with HIPAA.

2.9 Electronic Protected Health Information. To the extent that Business Associate creates, receives, maintains or transmits Electronic Protected Health Information on behalf of Covered Entity on or after April 21, 2005, Business Associate agrees to:

A. Implement Administrative, Physical and Technical Safeguards that reasonably and appropriately protect the confidentiality, integrity and availability of the Electronic Protected Health Information;

B. Ensure that any agent, including a subcontractor, to whom it provides Electronic Protected Health Information agrees to implement reasonable and appropriate safeguards to protect it; and

C. Report to Covered Entity any Security Incident of which Business Associate becomes aware.

2.10 Limitations and Restrictions. To the extent that Covered Entity notifies Business Associate of any limitations in its notice of privacy practices under
Section 3.2(A) herein; any changes in or revocations of permission under Section 3.2(B) herein; or any restrictions under Section 3.2(C) herein; Business Associate shall comply with such limitations, revocations or restrictions, as applicable.

3. COVERED ENTITY OBLIGATIONS



Emageon Enterprise Agreement       Page 37                       Confidential

3.1 Requests. Subject to uses and disclosures permitted under this BAA, Covered Entity shall not request Business Associate to use or disclose PHI in any manner that would not be permissible under HIPAA if done by Covered Entity.

3.2 Required Notices.

A. Covered Entity shall notify Business Associate of, and specifically identify, any limitations in its notice of privacy practices in accordance with 45 C.F.R. Section 164.520, to the extent that such limitations impose restrictions beyond those generally applicable under HIPAA and may affect Business Associate's use or disclosure of PHI.

B. Covered Entity shall notify Business Associate of any changes in, or revocation of, permission by an Individual to use or disclose PHI, to the extent that such changes may affect Business Associate's use or disclosure of PHI.

C. Covered Entity shall notify Business Associate of any restriction to the use or disclosure of PHI that Covered Entity has agreed to in accordance with 45 C.F.R. Section 164.522, to the extent that such restriction may affect Business Associate's use or disclosure of PHI.

4. TERM AND TERMINATION

4.1 Term. This BAA shall commence as of the Effective Date and shall continue in effect so long as the Underlying Agreement is in effect. Upon termination of the Underlying Agreement for any reason, this BAA shall automatically terminate, without action of the parties. Notwithstanding the first sentence of this
Section 4.1, if either party determines that this BAA is no longer required, then either party may terminate this BAA upon written notice to the other, and the Underlying Agreement shall thereafter continue in full force and effect.

4.2 Termination for Cause. If Covered Entity determines that Business Associate, or any of its agents or subcontractors, has breached any material provision of this BAA, Covered Entity may terminate the Agreement if Business Associate fails to cure a default or breach of a material term of this BAA within fourteen (14) days after or, at Covered Entity's sole discretion, it receives written notice of such default or breach from Covered Entity. If neither termination nor cure is feasible, Covered Entity may report the violation, if any, to the Secretary of Health and Human Services.

4.3 Effect of Termination. Except as provided herein, upon termination of the Agreement or of this BAA for any reason (and if Business Associate and Covered Entity do not enter into any comparable successor agreement or BAA), Business Associate shall return or destroy all PHI, including Confidential Information that is in the possession of subcontractors or agents of Business Associate, and Business Associate shall retain no copies of the PHI. In the event that returning or destroying the PHI is infeasible, Business Associate shall provide to Covered Entity notification of the conditions that make return or destruction infeasible and shall extend the protections of this BAA to such PHI and limit further uses and disclosures of such PHI to those purposes that make the return or destruction infeasible, for so long as Business Associate maintains such Confidential Information.

5. MISCELLANEOUS

5.1 No Third Party Beneficiary. The provisions and covenants set forth in this BAA are expressly entered into only by and between Business Associate and Covered Entity and are intended only for their benefit. Neither Business Associate nor Covered Entity intends to create or establish any third party beneficiary status or right (or the equivalent thereof) in any other third party, and no such third party shall have any right to enforce or enjoy any benefit created or established by the provisions and covenants in this BAA.

5.2 Regulatory References. A reference in this BAA to a section in the Code of Federal Regulations means the section as in effect or as amended, and for which compliance is required.

5.3 Governing Law. This BAA shall be construed in accordance with the laws of the State of Missouri.

5.4 Amendment. The Parties agree to take such action as is necessary to amend this BAA from time to time as is necessary for Covered Entity to comply with the requirements of HIPAA.

5.5 Interpretation. Any ambiguity in this BAA shall be resolved in favor of a meaning that furthers the obligations to protect the privacy of the PHI in accordance with the Privacy Rule or Security Rule, as applicable.


Emageon Enterprise Agreement       Page 38                       Confidential

5.6 Counterparts. This BAA and any exhibits hereto may be executed in one or more counterparts; each counterpart shall be deemed an original.

5.7 Notices. All notices required or permitted to be given under this BAA shall be in writing and shall be sufficient in all respects if delivered personally, by nationally recognized overnight delivery service, or by registered or certified mail, postage prepaid, addressed as follows:

If to Emageon:   Emageon, Inc.               If to Covered Entity:   Ascension Health
                 1200 Corporate Drive                                4600 Edmundson Road
                 uite 400                                            St. Louis MO. 63134
                 Birmingham, AL  35242                               ATTN:
                 ATTN: CFO

Notice shall be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered personally to the party to whom the same is directed; (ii) one business day after deposit with a commercial overnight carrier, with written verification of receipt, or (iii) five business days after the mailing date whether or not actually received, if sent by U.S. certified mail.



IN WITNESS WHEREOF, the parties hereto have duly executed this Business Associate Agreement as of the date set forth below.

Business Associate                       Covered Entity
Emageon UV, Inc.                         Ascension Health

By: /s/ W. Randall Pittman               By: /s/ Sherry Browne
    ----------------------                   ----------------------------------

Name: W. Randall Pittman                 Name: Sherry Browne
      --------------------                     --------------------------------

Title: CFO                               Title: SVP & Chief Information Officer
       -------------------                      -------------------------------

Date: 5/6/04                             Date: May 5, 2004
      --------------------                     --------------------------------


Emageon Enterprise Agreement       Page 39                       Confidential

                                    EXHIBIT E
                                EMAGEON UV, INC.
                           CORPORATE TRAVEL GUIDELINES

                                  INTRODUCTION

Emageon employees may be required to travel on official Company business from time to time. Emageon will reimburse employees, within prescribed limitations, for all necessary and actual travel expenses incurred while traveling on Company business.

The Corporate Travel Guidelines, presented here, should facilitate the timely reimbursement of employees for allowable travel expenses incurred during travel on Company business. The guidelines address most common travel situations, but they are not intended as a substitute for knowledge of existing Company policy or IRS regulations.

Travel expenses may also be allowed as part of an employee relocation and employee recruitment.

                               TRAVEL EXPENSE FORM

The Travel Expense Form is available as a general template for electronic entry and presentation of travel and related expenses. The Form is designed to provide the minimum information required to support expenditures incurred by employees. The report accomplishes several objectives.

o First, it provides employees responsible for approving these expenses with the necessary details to perform the task.

o Second, it provides Finance personnel with the information necessary to account for these expenses consistent with Company policies and IRS regulations.

o Third, it enables Finance to reconcile amounts reported by employees as Company-paid items with invoices received from vendors for such services.

                    TRAVEL EXPENSE PROCESSING & REIMBURSEMENT

Each employee is required to promptly submit expense reports that are complete, timely and with appropriate receipts and documentation attached. Approval by the employee's Department Head serves several purposes:

o First, it confirms that the purpose of the trip is to conduct company business.

o Second, the charges are reasonable and appropriate under the circumstances and consistent with Company policies.

o        Third, the required documentation and receipts are attached.

With few exceptions, Finance will arrange for travel and related expenses to be reimbursed within a week of submission of an approved expense report.

AIR TRAVEL

There are certain guidelines that apply to Air Travel.

         1. The least expensive routing should always be sought. Book your travel as far in advance as possible to qualify for more economical prices.

         2. Southwest Airlines is the preferred airline for travel to and from Birmingham and other cities serviced by Southwest.

         3. Coach class will be used for all flights, except in those instances where the customer has contractually agreed to reimburse the company for an upgrade to higher class.

         4. Employees are not authorized to use personal frequent flyer miles and charge the Company for the corresponding value.

         5. The company does not provide memberships in airline travel clubs at company expense.

         6. The only acceptable receipt for airline travel fares is the Passenger Receipt. Itineraries, boarding passes, credit card receipts, etc. are not acceptable for reimbursement.

         7. Employees are encouraged to use e-ticket services offered by most airlines. These airlines email or provide printed receipts and itineraries.

         8. In the event the Passenger Receipt is misplaced, a copy is available through the travel agency of record.


Emageon Enterprise Agreement       Page 40                       Confidential

USE OF RENTAL & PERSONAL VEHICLES

It may be necessary for an employee(s) to utilize a vehicle rented from a commercial agency such as Hertz or National or their personal vehicle while on Company business. Employees will be reimbursed for the use of their privately owned vehicle at the IRS recommended mileage rate. Reimbursement for the use of rental vehicles will be made in full as long as the vehicle was used exclusively for Company business.

There are certain guidelines that apply to the use of Leased or Privately Owned Vehicles.

         1. Vehicles should be sized appropriately for the intended purpose. Moderate size autos are encouraged.

         2. When at all possible, fill up auto rentals with gas before returning to the rental agency.

         3. If you pay for auto rental charges by other than credit card, you are subjecting yourself and the Company to liability for injury to yourself, passengers in your vehicle or any other vehicle(s) involved, pedestrians, and the physical damage to other vehicles and property.

         4. The use of a credit card when renting a vehicle achieves two purposes. You have the added insurance coverage the credit card company offers a specified insurance coverage in the event of an accident this allows you to decline the optional insurance offered by the rental agency.

If an accident occurs involving a privately owned or rental vehicle being used for Company business, the following actions should be taken:

         1. The vehicle operator or some other reliable person should immediately report the accident to local, county or state police.

         2. At the accident scene, statements should not be made to anyone except law enforcement officers. It will be necessary to discuss the accident with insurance company representatives.

         3. If possible, obtain pertinent information of other parties involved in the accident such as name, address, telephone number(s), driver's license number, and insurance information of other parties involved in the accident.

         4. In case of an accident in which there are serious injuries or death, immediately notify your Manager/Department Head of the accident. If the employee is unable to do so, then the first employee having knowledge of the accident should make the notification. This information should be reported to the CEO, the CFO and the InHouse Counsel as soon as possible.

         5. A complete report of the accident should be provided to the InHouse Counsel within 24 hours of the accident if possible.

Employees operating a leased or privately owned vehicle are responsible for operating the vehicle in a safe and prudent manner and in accordance with all applicable federal, state, and local traffic laws. Fines assessed for traffic citations or other violations of applicable traffic laws are the responsibility of the employee and are not reimbursable.

HOTEL ACCOMMODATIONS

Employees will be reimbursed for actual accommodation expense incurred, including the state/local taxes applied thereto. The official receipt from the establishment must be submitted with the Travel Expense Report Form.

         1. Travelers are expected to arrange the lowest-cost reasonable accommodations, such as the Hampton Inn.

         2. Charges for room rental and associated taxes should be categorized by day. Other charges included on the hotel bill for meals, telephone, fax and other services should be reported on the applicable day and in the appropriate line on the Travel Expense Report Form.

         3.       Laundry costs are reimbursable on trips longer than 4 nights.

         4.       Hotel/motel pay movies are not reimbursable.


ENTERTAINMENT

The company recognizes that a certain amount of customer entertainment is a reasonable and customary business expense.

         1. Caution must be exercised when employees of federal, state and local government regulatory bodies or agencies are present when entertainment expenditures are involved as applicable federal and state laws severely limit the amounts that can be expended in such situations.


Emageon Enterprise Agreement       Page 41                       Confidential

         2. When it is proposed that the company pay for travel and related expenses by non-employees, approval of the CEO and President is required in advance.

         3. All entertainment expense in excess of $25 must be supported by a receipt. In addition, the individuals present, the nature of the entertainment and an explanation provided in the appropriate space on the expense report.


TRAVELER'S MEALS/BUSINESS MEALS

         1. Employee meals are normally reimbursable only when away from home on overnight travel.

         2. Meals should be reported as breakfast, lunch or dinner on the day incurred.

         3. In general, lunch is the responsibility of the employee except when traveling, or for a special occasion organized by the company. In particular, luncheon expenses for meals involving only employees who are in frequent contact with one another, should be the responsibility of the individuals and not the Company.

         4. Receipts are required for any individual meal in excess of $25; a credit card charge slip or cash register receipt are acceptable but the names of the participants and the business nature of the occasion must be indicated in the appropriate space on the expense report.

         5. Traveler's and business meals are subject to tax deductibility limitation while Company meeting expense is a fully deductible business expense. Therefore, it is important that your expenditures are properly classified among these three categories. The following are definitions of each of the three expenses.

                  a. Employee's Meals - Cost incurred by an employee for his/her meals while traveling on Company business.

                  b. Business Meals - Report the cost of food or beverages for one or more participants (employees and non-employees) and the nature of the business discussion that ensued. The cost of the employee(s)' meal should be included with the other participants and reported as Business Meal/Entertainment. The reporting requirements for such situations are the same as for entertainment.

                  c. Company Meeting - Normally the cost of meeting rooms, instruction materials and supplies, meals and refreshments that are incidental to a Company meeting will be handled by a Company representative who will make arrangements for their payment. The Company representative responsible for the arrangement is required to submit an expense report identifying the participants and the business purpose of the meeting. Individual employees are required to submit expense reports only if employee(s) incur travel expenses other than those provided as part of the proceedings. Normally, a Company meeting will only involve Company personnel, however when non-company personnel are present, their expenses should be reported separately.

TAXIS, TOLLS AND PARKING

         1. The IRS (and the Company) requires receipts for taxi, airport limo, bus, toll and parking charges.

POSTAGE, OFFICE SUPPLIES AND OTHER MISCELLANEOUS EXPENSES

         1. The Expense Report form provides for travelers to report office supplies and other miscellaneous expenses.

         2. This feature is primarily intended for Sales Representatives and other employees who reside outside of Birmingham and do not have access to office supplies available at Emageon office.

                              EXPENSE DOCUMENTATION

         1. To comply with Internal Revenue Service documentation requirements, receipts are required for all expenditures. In the event a receipt is misplaced, a detailed note should be included with your expense report.


Emageon Enterprise Agreement       Page 42                       Confidential

                                    EXHIBIT F

                           PROJECT ACCEPTANCE PROCESS

    THIS IS A SAMPLE INSTALLATION ACCEPTANCE PROCESS (NOT ALL COMPONENTS OF THIS SAMPLE PLAN WILL BE APPLICABLE TO EVERY CUSTOMER. THIS DOCUMENT IS
                          INTENDED AS A SAMPLE ONLY.)


         The acceptance process is divided into three phases:

Hardware Installation Acceptance

Installation Acceptance

Transition to Service


HARDWARE INSTALLATION ACCEPTANCE

                  The Order Addendum shall provide the specific detail for each Customer. Unless otherwise provided herein or in the Order Addendum, the Hardware shall be deemed accepted by Customer when Emageon certifies completion of installation of the Hardware. Should Emageon be prevented from installing the Hardware in accordance with the mutually agreed upon written installation schedule due to Customer's inability to take delivery, or begin installation of the Hardware, then the Hardware shall be deemed installed and accepted fifteen (15) days after the agreed upon written installation schedule. Customer agrees to pay all fees associated with the Hardware acceptance to Emageon at that time. Should Installation of the Hardware be delayed solely due to the fault of the other party, the delayed party may recover from the delaying party actual expenses incurred as a direct result of such delay.."

                  Emageon will perform and document the results of the Hardware Installation Acceptance in accordance with the attached sample below or as defined in this Agreement, if different from the example. The Customer point of contact will observe the analyses and sign-off on each task upon successful completion. In addition to any other testing or checklist required to confirm that the System conforms to the System Specifications, the parties shall confirm the presence of the functionality described and evidenced with a checkmark below, and such functionality shall be included within the definition of "System Specifications":


* * *

SYSTEM INSTALLATION ACCEPTANCE

                  The Order Addendum shall provide the specific details for each customer. However, the following provides an excerpt from the Order Addendum related to System Installation Acceptance.

                  Emageon will perform and document the results of the System Installation Acceptance in accordance with the attached sample below or as defined in this Agreement, if different from the example. The Customer point of contact will observe the analyses and sign-off on each task upon successful completion.

* * *


----------
* * * CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.


Emageon Enterprise Agreement       Page 43                       Confidential

TRANSITION TO SERVICE

                  The final phase of the project is to transfer responsibility for the Customer from Emageon Adoption Success Management (as described in Exhibit G) to the Emageon Service Group. Since the Emageon model demands that we earn our money every month, the transition to Service is different in several ways. One example is the Emageon Service Group utilizes a Continuous Improvement Model. As part of the model, the implemented system will be perpetually improved and upgraded to meet the requirements as defined in the Customer contract.

                  During the implementation, every attempt is made to complete open items related to system configuration, system performance, training, etc. However, since open items will usually exist, our model is designed for the Service the Group to assume responsibility and manage open items, while continually monitoring and improving the system.

                  The transition to Service begins during the ASM Integration and Training phase. During this phase the Emageon Service team will:

Conduct on site visits and perform equipment and workflow audits.

Become familiar with site layout and facilities

Meet the customer team

Monitor progress of project

Assist with Customer training

Validate remote monitoring and access capability

Verify site document is complete

                  As a part of the transition, ASM is responsible for completing and transferring documented information related to the system configuration, test results, and day-to-day operational procedures as defined in the table below.

* * *

----------
* * * CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.


Emageon Enterprise Agreement       Page 44                       Confidential

                                    EXHIBIT G

                      ADOPTION SUCCESS MANAGEMENT SERVICES

Adoption Success Management (ASM) services, Emageon and related CUSTOMER responsibilities are detailed below. Emageon and CUSTOMER agree to perform the duties assigned to each of them, respectively, as set forth below.

OVERVIEW

ASM services are an Emageon developed, refined and tested methodology for deploying Enterprise Image Management Systems (EIMS). ASM services may be offered in conjunction with Emageon Implementation Services or may be an "overlay" process to a 3rd party's implementation process. The service is designed to be dynamic and configurable to an individual Facility's needs. The ASM methodology utilizes skills in project management, change management, clinical workflow and training with a focus on the applied principles of adult learning.

The purpose of ASM services is to minimize the time required for an organization to adopt an EIMS, maximize the effective value of an EIMS, and to mitigate the organizational disruptions that may occur during a major information technology implementation.

Emageon and CUSTOMER are jointly responsible for the success of the ASM project, and for providing the necessary resources for the project.
***



Emageon Enterprise Agreement       Page 45                       Confidential

-------
***CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

CUSTOMER RESPONSIBILITIES

CUSTOMER shall:

o        Be Responsible for The Adoption of the EIMS

o Provide Access To Necessary Personnel And Facilities Critical In The Facilitation Of The ASM Project

o        Provide Necessary Communications Support - Telephone, Internet Access,
         Etc

o Insure CUSTOMER Provided Facilities, Information Systems And Modalities Are Prepared, Maintained And Operational For Integration Into The EIMS

o        Participate In ASM Meetings

o Participate, at its own cost, in Development of Materials, Including But Not Limited To Marketing Materials, Training Guides, Communication Tools and Similarly Related Materials for Deployment and Adoption of The EIMS.


Emageon Enterprise Agreement       Page 46                       Confidential

o Provide A Dedicated ASM Project Coordinator To Support And Facilitate The ASM Project

o Shall Bear and Pay All Costs Associated With The Production of Materials, Including But Not Limited To Marketing Materials, Training Guides, Communication Tools and Similarly Related Materials for Deployment and Adoption of The EIMS.

CUSTOMER Shall Make Personnel And Facilities Available According To A Mutually Agreed Upon Schedule.



Emageon Enterprise Agreement       Page 47                       Confidential

                                    EXHIBIT H
                       EMAGEON PACS ADMINISTRATOR SERVICES

Emageon PACS ADMINISTRATOR Services and related responsibilities are detailed below by function.

GENERAL

Where specified in an Order Addendum, Emageon will provide a PACS Administrator
(PA) for the duration of the Agreement to perform the duties as defined below. The PACS Administrator will report to Emageon, but have day to day operational reporting to a designated Customer manager.

Assumptions and General Understandings between the Parties:

o Standard hours for PA(s) are from 8 am to 5 pm CST. After hours support will be handled through pager communications.

o Workload for PA shall remain consistent with normal, industry accepted workloads for a trained and reasonably skilled individual performing these functions. Ratios to be used for determining acceptable workload shall include number of radiologists, number of studies performed annually, number of diagnostic reading stations, after hours reading requirements and system accessibility requirements.

o        PA shall be mutually selected by both parties.

Customer Obligations

         1. Customer shall provide an adequate working space in or near the facilities requiring PA services from the PA.

         2. Customer shall provide the equipment necessary for the PA to perform the necessary functions of the PA position. This equipment includes, at a minimum, the following:

                  a)       Telephone

                  b) Computer with access to the facility networks and Internet and all necessary applications to perform the functions of PA

                  c)       Pager for after hours on-call communications

                  d) Other tools and diagnostic equipment necessary for the troubleshooting and repair of imaging equipment. Any third party tools that modality vendors may require for troubleshooting their products are the responsibility of the Customer.

         3. Customer shall provide, during the entire term of the Agreement, a suitable "on-call" employee capable of performing the majority of the PA's routine tasks. This on-call employee will be responsible for managing the day to day operational duties during all hours when the PA is not scheduled, including, but not limited to, additional work shifts, vacation time, sick time, and scheduled Emageon Company holidays.

         4. Customer shall assign a manager for the purpose of assigning day to day operational duties to the PA.

Emageon Obligations

         1. Emageon shall provide the recruiting, hiring and training of all PA resources required for performing the PA functions.

         2. Emageon will provide a computer for access to Emageon documents and all other materials necessary for the performance of the PA functions.

         3. Emageon will nominate a Supervisor for the PA for overall management, training and disciplinary actions.

         4. Emageon will be solely responsible for PA's compensation and benefits. Emageon will utilize all tools necessary for the troubleshooting and repair of its contracted components.

Selection of PACS Administrator

The minimum requirements for the qualifications of the PA are outlined herein. Emageon will identify qualified candidates and conduct formal interviews. Upon completion of the interview process, Emageon will provide no less than two qualified PA applicants for Customer review. Customer will select the preferred candidate, and Emageon will extend a formal offer for hire of this individual. In the event the preferred candidate cannot be hired for any reason, Emageon will extend a formal offer for hire to the second candidate. The PA will be scheduled to begin employment within thirty (30) days prior to or immediately following the scheduled commencement of the implementation process.

PACS Administrator Review Process


Emageon Enterprise Agreement       Page 48                       Confidential

The PA will be reviewed for performance on a quarterly basis by the designated Customer manager and will be reviewed once annually by both Customer and Emageon for performance. All Designated Customer manager reviews will be sent to the Emageon Human Resources Specialist within thirty (30) days of the end of the evaluation period. Criteria for the performance review shall be mutually agreed upon by Customer and Emageon. Any disciplinary action shall be at the sole discretion of Emageon.

Disciplinary Action

If at any time, the designated Customer manager feels that the PA has engaged in any violation of Emageon or Customer policy which warrants disciplinary action, the designated Customer manager must notify the Emageon Human Resources Specialist within three (3) business days of the actual violation or of becoming aware of the violation by way of written correspondence outlining the details of the violation. Any disciplinary action shall be at the sole discretion of Emageon.

Termination of PACS Administrator

The PA may be terminated by Emageon for any reason by which Customer may terminate any employee of the Customer, or for any reason by which Emageon may terminate any Emageon employee, including failure to perform in accordance with agreed criteria. A copy of Customer's employment terms and conditions must be provided to Emageon upon execution of this Agreement.

Replacement of PACS Administrator

In the event of voluntary or involuntary termination of PA, Emageon shall provide, within five (5) business days, a temporary replacement for the PA. Emageon will provide, within 60 days, a permanent replacement for the terminated PA, and will provide the required education and training necessary for the replacement PA to perform the duties as identified below.

Grievance Policy

In the event the PA has an employment-related issue or conflict that cannot be resolved through 1) discussions with the designated Customer manager and 2) discussions with the appropriate Emageon manager, the Grievance Policy as set forth in the Emageon, Inc. Employee Manual shall be followed.

Travel Policy

All travel, lodging and related expenses of the PA incurred on business transacted at the request of the Customer will be submitted to Customer for reimbursement according to the Customer's travel reimbursement policy. If Customer does not have a published travel reimbursement policy, then the Emageon policy shall prevail.

PACS ADMINISTRATOR FUNCTIONS


PACS Administrator Functions     Description
----------------------------     --------------------------------------------------------------------------------
Primary                          Coordination and communication throughout the project integration to all project
Communication                    players for Emageon and customer.
----------------------------     --------------------------------------------------------------------------------
System Installation              Management of RIS/ PACS implementation process including order review, project planning, resource scheduling and coordination, Facility specific system configuration design, equipment scheduling.
----------------------------     --------------------------------------------------------------------------------
Facilities Readiness             Assure that the customer site complies with Emageon specified power, heat,
and Preparation                  dimension, and network requirements. Monitor site to assure site readiness, scheduled delivery dates, and installation readiness.
----------------------------     --------------------------------------------------------------------------------
Daily Operations                 Manage day-to-day operation of PACS equipment including image workflow, archiving, routing, pre-fetching, correcting broken studies, editing patient demographics, HIS/RIS interface
-----------------------------------------------------------------------------------------------------------------


Emageon Enterprise Agreement       Page 49                       Confidential

PACS Administrator Functions     Description
----------------------------     --------------------------------------------------------------------------------
Support,                         Document and communicate specific issues identified by clinical users with
troubleshooting                  respect to Service issues, updates, progress and resolution. Escalate and be an
and issue resolution             advocate for customer support, issues and problems.
----------------------------     --------------------------------------------------------------------------------
Disaster Preparedness,           Initiate switchover to system and/or component backup procedures as necessary
Failure Correction               and report any system or component failures to Emageon.
and Recovery
                                 Perform daily, weekly, and monthly routine maintenance procedures as required.
                                 Perform backup/ disaster recovery procedures, including off-site storage of tapes as required.
----------------------------     --------------------------------------------------------------------------------
Training and Internal            Support application programmers and end-user groups and communicate any requests
PACS                             for moves, additions, and changes to the Emageon system.
Communications
                                 Monitor clinical workflow procedures and make recommendations for improvement.
                                 Conduct system/ component training.

                                 Serve as PACS liaison to hospital departments.
-----------------------------------------------------------------------------------------------------------------


PACS ADMINISTRATOR MINIMUM REQUIREMENTS

Competencies, Knowledge, Skills, and Abilities

         1. Demonstrated ability to work independently and guide Customer through operational improvement process.

         2.       Knowledge of Radiology workflow.

         3. Knowledge of Radiology Department and Hospital employees, roles and responsibilities.

         4. Strong process orientation, problem solving and troubleshooting skills, and a firm commitment to quality

         5. Must have the ability to understand, relate, and build confidence in customer.

         6. Experience in DICOM protocol, general computer network technology, high performance computing systems and archival storage systems.

         7. Excellent verbal and written communication skills- ability to interface and influence at multiple organizational levels.

Preferred Education and Experience

         1.       BS degree in technical discipline preferred.

         2.       5+ years in hospital information technology.

         3.       Licensed Radiology Technologist (R.T.) preferred.

         4. Minimum 2 to 3 years project management experience working with customers, vendors and leading cross-functional teams.


Emageon Enterprise Agreement       Page 50                       Confidential

                                    EXHIBIT I

                                 ORDER ADDENDUM

                                EMAGEON UV, INC.
                                 ORDER ADDENDUM
                                       FOR

                                ---------------

         This EMAGEON UV, INC., Order Addendum (the "ADDENDUM"), effective as of _____________________ ("Effective Date") and entered into by and between Emageon UV, Inc. ("Emageon"), whose principal place of business is at 1200 Corporate Drive, Suite 400, Birmingham, Alabama 35242, ________________, whose principal place of business is at __________________________________ ("ASCENSION
MINISTRY"), and Ascension Health, whose principal place of business is at 4600 Edmundson Road, St. Louis MO. 63134 ("ASCENSION HEALTH" OR "CUSTOMER") shall supplement and amend, where indicated, the EMAGEON UV, INC., MASTER TERMS AND CONDITIONS, ENTERPRISE AGREEMENT (the "MASTER AGREEMENT") entered into by and between EMAGEON UV, INC. ("Emageon"), and aSCENSION HEALTH dated ___________________, 2004. By way of clarification, in the event of conflict between the terms of the Master Agreement and this Addendum, this Addendum shall be controlling.

1. The Master Agreement consists of the Enterprise Software Pricing for the Facilities and Affiliates as well as a description of the Implementation Service and the Maintenance and Support Services to be provided by Emageon. Ascension Ministry hereby agrees to accept the products and services set forth in the Master Agreement and in the following Attachments, and Emageon agrees to furnish such products and services, upon the terms and conditions of the Master Agreement and this Supplement and its Attachments to the Facilities set forth in Attachment D.

         This Supplement includes the following attachments:

                  Attachment A:  Site Survey

                  Attachment B:  SYSTEM configuration

                  Attachment C:  Terms and Fees

                  Attachment D:  Facilities

                  Attachment E:  Technical Points of Contact

                  Attachment F:  Response Time Service Level Specifications

IN WITNESS WHEREOF, the parties have caused this Supplement to be executed by their duly authorized representatives and made effective as of the Effective Date.

ACCEPTED AND AGREED TO:                    ACCEPTED AND AGREED TO:

Emageon:                                                                 :
EMAGEON UV, INC.                           ------------------------------
                                           ------------------------------

By:                                        By:
   ----------------------------------          ------------------------------
Name:                                      Name:
      -------------------------------             ---------------------------
Its:                                       Its:
     --------------------------------           -----------------------------

                                           Ascension Health

                                           By:
                                               ------------------------------
                                           Name:
                                                 ----------------------------
                                           Its:
                                                -----------------------------


Emageon Enterprise Agreement       Page 51                       Confidential

                                  ATTACHMENT A
                                   SITE SURVEY

Ascension Ministry agrees the attached Site Survey represents a list of all image acquisition devices located at the Facilities and their respective volumes and study sizes. Ascension Ministry agrees that such Site Survey represents all image acquisition devices that shall be connected to the SYSTEM. Ascension Ministry shall first notify Emageon prior to making any changes that would add new image acquisition devices or change the acquisition parameters, which would thereby increase volume and / or study sizes. Ascension Ministry acknowledges that such changes could result in diminished SYSTEM performance or capacity subject to adjustments as contemplated in Section 9.8 of the Master Agreement. Additionally, such changes will likely result in additional charges to Ascension Ministry including integration fees and additional hardware / storage costs necessary to maintain SYSTEM performance.

* * *

----------
* * * CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.


Emageon Enterprise Agreement       Page 52                       Confidential

                                  ATTACHMENT B
                              SYSTEM CONFIGURATION

The following components constitute the SYSTEM whether supplied by Emageon or Ascension Ministry. Any components not specified in the table below that are subsequently required or desired shall be Ascension Ministry's responsibility.

Where Emageon supplies components, Emageon reserves the right to substitute components that provide equal or better capacity, performance, and reliability. Emageon shall first notify Ascension Ministry prior to any substitutions.

Where Ascension Ministry supplies components, the components must meet or exceed Emageon listed specifications. Ascension Ministry-supplied components must be approved by Emageon prior to installation to ensure compatibility with Emageon Software and Hardware components. Ascension Ministry is required to maintain compatibility with Emageon Software and Hardware components. Emageon may charge Ascension Ministry a certification charge for non-approved hardware and software components.

Any SYSTEM support issues that are attributable to Ascension Ministry supplied components may result in additional service fees to Ascension Ministry.

SYSTEM unavailability attributable to Ascension Ministry-supported components shall not constitute SYSTEM downtime.

* * *


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* * * CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.


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


                                  ATTACHMENT C
                                 TERMS AND FEES

FACILITY - PRICING SCHEDULE AND TERMS [THE FOLLOWING TABLE IS TO BE COMPLETED FOR EACH FACILITY]

     * * *


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* * * CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.


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


                                  ATTACHMENT D
                                   FACILITIES


The following list represents the Facilities covered by this Order Addendum.

[INSERT LIST OF FACILITIES]



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


                                  ATTACHMENT E
                           TECHNICAL POINTS OF CONTACT

The following list represents the Technical Points of Contact for Ascension Ministry. Ascension Ministry may amend this list upon notice to Emageon.

[INSERT LIST OF TECHNICAL POINTS OF CONTACT]


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


                                  ATTACHMENT F
                    RESPONSE TIME SERVICE LEVEL SPECIFICATION

The specific specifications for the Response Time Service Levels for the Facilities represented by this Order Addendum are as follows:

[INSERT RESPONSE TIME PERIOD, DEMARCATION POINT FOR MEASUREMENT AND OTHER RESTRICTIONS OR CONDITIONS FOR EACH FACILITY]



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

                                    EXHIBIT J
                           PROFESSIONAL SERVICES RATES


The Professional Services Rates listed below shall apply to those activities requested by Customer that are beyond the scope of the Implementation Services and Support Services as set forth in Exhibit B of each Order Addendum. Professional Services fees are billed separately from the SYSTEM fees and shall be set forth in a separate Statement of Work. Professional Services will be provided to Customer at the Professional Services Rates.


PROFESSIONAL SERVICES HOURLY FEES

Service Representative (per hour)                        $ * * *
Application Specialist (per hour)                        $ * * *
Interface Programming (per hour)                         $ * * *
Systems Engineer (per hour)                              $ * * *
Integration HL7/DICOM Consulting (per hour)              $ * * *
Senior Application Consultant (per hour)                 $ * * *
Clinical Consultant (per hour)                           $ * * *
Senior Clinical Consultant (per hour)                    $ * * *
Migration Services (per TB)                              $ * * *


* The above Professional Services Rates DO NOT include either Travel and Living Costs.

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* * * CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.


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


                                    EXHIBIT K
                      CLINICAL INFORMATION SYSTEMS VENDORS


o        Cerner

o        Eclipsys

o        EPIC

o        McKesson

o        Meditech

o        Siemens



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